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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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ADVANCED ENERGY INDUSTRIES, INC.

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Advanced Energy

2021
Notice of Annual Meeting and Proxy Statement

Powering the 4th Industrial Revolution

A Message from Our CEO

Dear Stockholders:

Please join us at Advanced Energy’s 2021 Annual Meeting of Stockholders at 9:00 a.m., Mountain Daylight Time, on Friday, April 30, 2021. The meeting will be held at our headquarters located at 1595 Wynkoop Street, Suite 800, Denver, Colorado, 80202.

I recently joined Advanced Energy as President and CEO. Advanced Energy is an impressive company, with strong technology, a commitment to engineering excellence, and a focus on customer satisfaction. It has a solid growth strategy, a strong organizational culture and a team executing at a very high level. Much of this foundation was put in place by my predecessor Yuval Wasserman, who remains an executive advisor to the company.

My goal is to accelerate the company’s revenue growth while maintaining strong bottom-line performance. We will do this by successfully applying AE’s leading-edge technology to solve our customers’ precision power needs. In addition, we will continue to make acquisitions which make strategic and financial sense.

Advanced Energy delivered record revenue and earnings in 2020. Despite the challenges presented by the COVID-19 pandemic, AE’s agility and operational excellence enabled the company to meet changing customer requirements and surpass $1.4 billion in revenue. Earnings more than doubled year over year and the company generated record cash flow from continuing operations. These results were enabled in part by the successful integration of Artesyn Embedded Power, including the achievement of operating milestones and synergy targets ahead of schedule.

AE is a technology leader in precision power conversion and controls. Over the past year, increased investment in technology enabled the company to introduce a record number of new products, win important new designs, and gain market share. We are well positioned to extend our leadership in the semiconductor equipment power market and transition from a fast follower to a market leader in hyperscale. We are also a major player in the industrial and medical market, where we are focused on gaining share.

Advanced Energy’s success is based on innovation, world-class talent, culture, and teamwork. I look forward to building on these strengths as well as advancing our initiatives on environmental, social, and governance (ESG) to deliver long-term value to our global stakeholders.

In summary, AE is well positioned to deliver growth and create shareholder value as a pure play power leader uniquely positioned to benefit from the drivers of the 4th industrial revolution. I am proud to lead this team and am excited about the future of Advanced Energy. On behalf of our employees and the Board of Directors, we thank you for your continued support and confidence.

Best Regards,

Stephen D. Kelley
President and Chief Executive Officer

March 10, 2021

2021 ANNUAL
PROXY STATEMENT

Notice of the Annual Meeting of Stockholders

To be held on April 30, 2021

To Our Stockholders:

You are cordially invited to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Advanced Energy Industries, Inc. (“Advanced Energy” or the “Company”). Please see below for the meeting logistics and business matters to be addressed at the Annual Meeting.

Logistics	Items of Business

When
Friday, April 30, 2021 at 9:00 a.m. Mountain Daylight Time

Where
Advanced Energy Industries, Inc. 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202

Who Can Vote
All holders of our common stock at the close of business on March 8, 2021

			Board Recommendation	Page
	1	Election of ten (10) directors;	“FOR”	5

	2	Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2021;	“FOR”	24

	3	Advisory approval of Advanced Energy’s compensation of its named executive officers;	“FOR”	27

	4	Approval of an increase in the total number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan from 1,000,000 shares to 1,500,000 shares.	“FOR”	57

	5	Any other matters of business properly brought before the Annual Meeting.

	Each of matters 1 through 4 is described in detail in the accompanying proxy statement, dated March 10, 2021.

Your vote is important. All stockholders are cordially invited to attend the Annual Meeting in person. We will follow applicable protocols such as mask wearing and social distancing that are applicable and advisable considering the COVID-19 pandemic situation as it exists on the meeting date. If you do not plan to attend the Annual Meeting and vote your shares of common stock in person, please authorize a proxy to vote your shares in one of the following ways:

	Place your vote via internet at www.proxypush.com/aeis	Call toll-free (if US or Canada) 1-866-390-9955	Mark, date, sign and mail your proxy card in the postage-paid envelope provided

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 30, 2021

This notice for the Annual Meeting, the proxy statement, the proxy card, and the Company’s 2020 Annual Report including the Annual Report on Form 10-K are available online at: www.proxydocs.com/aeis.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

Denver, Colorado	Thomas O. McGimpsey
March 10, 2021	Corporate Secretary

2021 ANNUAL
PROXY STATEMENT

Proxy Summary

This proxy statement and the accompanying proxy card and materials are first being sent to stockholders of Advanced Energy Industries, Inc. or made available electronically on or about March 11, 2021.

This summary highlights key information presented elsewhere in this year’s proxy statement. This section does not contain all the information that you should consider, and you should read the entire proxy statement before voting.

Our Meeting Agenda

PROPOSAL		REFERENCE	BOARD RECOMMENDATION	EFFECT OF BROKER NON-VOTES AND ABSTENTIONS	VOTES REQUIRED FOR APPROVAL
1	Election of ten (10) directors	Page 5	FOR ALL NOMINEES	No Effect	Plurality of votes present (by proxy or in person) - subject to the resignation policy described on Page 15
2	Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2021	Page 24	FOR	No Effect	Majority of votes cast at the Annual Meeting (by proxy or in person)
3	Advisory approval on the compensation of our named executive officers	Page 27	FOR	No Effect	Majority of votes cast at the Annual Meeting (by proxy or in person)
4	Approval of an increase in the total number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan from 1,000,000 shares to 1,500,000.	Page 57	FOR	No Effect	Majority of votes cast at the Annual Meeting (by proxy or in person)

We do not know of any other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxy holders intend to vote the shares they represent on such matters as the Board of Directors may recommend. The proposed corporate actions on which the stockholders are being asked to vote at the Annual Meeting are not corporate actions for which stockholders of a Delaware corporation have the right to exercise appraisal rights under the Delaware General Corporation Law.

PRECISION | POWER | PERFORMANCE	1

2021 ANNUAL
PROXY STATEMENT

Our Governance Best Practices

WHAT WE DO	WE DO NOT DO

√   To ensure effective management oversight, our Board Governance Guidelines specify that the Chairman of the Board and CEO positions be held by separate persons.

√   A substantial portion of compensation is performance-based.

√   We maintain a highly independent, and increasingly diverse, Board of Directors.

√   We maintain robust stock ownership requirements for executives.

x  There are no interlocking relationships among our directors.

x  There are no excise tax gross-up arrangements with any of our executive officers.

x  We do not guarantee incentive awards.

x  Our policies prohibit hedging of company stock.

x  We do not provide significant perquisites or separate pension programs to our executive officers.

Advanced Energy’s Environmental, Social and Governance Initiatives

We are dedicated to improving lives through science-based innovation by creating industry-leading power conversion solutions. From smartphone and video streaming to medical equipment and robots, our products and solutions are used to create the essential technologies that touch our everyday life. But how we do business is as important as the products we produce. We drive business success by delighting our customers, empowering our employees, and supporting our communities. Sustainability is key to our strategy in the products we make, the way we operate, and how we govern as a public company. We incorporate environmental, social, and governance (ESG) responsibility across our business with the same focus and dedication we approach all our initiatives.

We are excited to share our “value driven” ESG initiatives, areas of focus, and accomplishments. Our results and ongoing efforts related to ESG are an integral part of our commitment to deliver long-term value to our global stakeholders. This commitment is driven from the highest level of the Company including our Chief Executive Officer, executive management team, and Board of Directors. We have demonstrated this commitment by tying a portion of the management team’s fiscal 2021 performance shares to ESG metrics. We look forward to making a difference in the markets and communities we serve.

In 2020, our Board officially added oversight of the Company’s sustainability program to the Nominating, Governance & Sustainability Committee (“NG&S”). As indicated in its charter, this committee is directed to review the Company’s progress towards achieving its sustainability goals as well as to review environmental, governance, and social trends that could impact the Company’s operations, performance, and reputation. We believe that our goals to increase the energy efficiency of our products, and to improve the efficiency of our operations, reflect our efforts to reduce the environmental impact and carbon emissions that may be linked to the industries we serve.

2	PRECISION | POWER | PERFORMANCE

2021 ANNUAL
PROXY STATEMENT

Environment
●	Energy-efficient Products. Our products take in electrical power from the grid and convert it to an optimal usable form. Efficiency of energy conversion is a key performance factor for our customers. We are committed to producing products with industry-leading energy conversion efficiency in order to minimize overall energy usage by our customers.
●	Energy-efficient Operations. We operate multiple manufacturing facilities around the world. We strive to lower our energy usage in these factories wherever possible and seek to utilize renewable energy sources. For example, in our new Malaysia factory nearly all of the required electrical power is generated from renewable sources. Additionally, our Philippines factory employs novel alternatives to reduce the need for thermal testing and was inducted into the Hall of Fame for Outstanding Environmental Performance by the Philippine Economic Zone Authority (PEZA) for sustained environmental compliance and innovative systems. Our factories in China and the Philippines monitor greenhouse gas emissions and report to the CDP on an annual basis. In 2020, our CDP Climate Change Report indicated a grade which was above average for companies in North America.
●	Recycling. We are committed to recycling the waste generated from our business activities as much as possible. As part of our commitment to help the industry embrace sustainability and increase recycling, Advanced Energy is one of the six launching key suppliers on Applied Materials’ SuCCESS2030 initiative to work towards a more sustainable supply chain.
Social & Community
●	Charitable Contributions. Our charitable contributions committee, founded in 2010, and supported and led by our employees, provides financial support for 501(c)(3) corporations, nonprofit institutions and organizations that improve education, the environment and health and social services across the communities in which we operate.
●	Diversity and Inclusion. We have approximately 10,000 employees located across the globe. Each person’s background and unique skill set are fundamental to our success. In 2020, the Company announced the AE Diversity Scholarship Program, a scholarship aimed at developing emerging talent and promoting greater ethnic, racial and gender diversity in STEM fields.
●	Volunteerism. We offer each employee eight hours of paid time off to volunteer with a self-selected 501(c)(3) organization.
●	Community Involvement. We work closely with community organizations, including supporting STEM education in local schools, working with universities around the world to facilitate their innovative research projects, participating in local chambers of commerce and partnering with local nonprofit organizations.

PRECISION | POWER | PERFORMANCE	3

2021 ANNUAL
PROXY STATEMENT

Ethical Business Practices
●	Human Rights. Respecting the human rights of our employees and all those involved in our business operations is a core principle for Advanced Energy. Our Code of Conduct, which also applies to our suppliers, specifically prohibits activities involving slave or forced labor, human trafficking, and child labor.
●	Supply Chain. We are committed to sustainable and responsible sourcing of the materials that make up our products. We work with our suppliers to confirm that minerals originating within DRC +9 are conflict-free.
●	Employee Training and Helplines. We actively and regularly train all our employees on ethical business practices and provide a 24-hour hotline to address ethics issues should they arise.

Governance
●	Governance. Advanced Energy is firmly committed to strong and effective corporate governance practices and accountability to its stockholders. We routinely review our governance practices against evolving best practices and consider feedback and input from our stockholders. We encourage you to review our Board Governance Guidelines on our website: https://www.advancedenergy.com/about-us/leadership-team/board-governance-guidelines/.

4	PRECISION | POWER | PERFORMANCE

2021 ANNUAL
PROXY STATEMENT

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

What am I voting on and how should I vote?

You are being asked to elect ten (10) directors at the Annual Meeting. Each of the directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting until the next annual meeting of the Company’s stockholders, or until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees is sufficiently qualified to lead the Company in the best interest of stockholders.

The Board of Directors therefore recommends you vote “FOR” each of the nominees set forth below.

A board of ten (10) directors is to be elected at the Annual Meeting, including Mr. Stephen D. Kelley, who joined the Company on March 1, 2021 as its President and CEO. Mr. Kelley replaced Yuval Wasserman, the Company’s former President and CEO who retired as President and CEO effective March 1, 2021. The Board of Directors has nominated for reelection the persons listed below. Each nominee was recommended for reelection by our Nominating, Governance & Sustainability Committee. Each of the nominees is currently a director of Advanced Energy. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in favor of a nominee designated by the Board of Directors, on recommendation by the Nominating, Governance & Sustainability Committee, to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the Annual Meeting will continue from the end of the Annual Meeting until the next annual meeting of the Company’s stockholders, or until a successor has been elected and qualified or until such director’s earlier resignation or removal.

PRECISION | POWER | PERFORMANCE	5

2021 ANNUAL
PROXY STATEMENT

Nominees

The nominees presented below represent a broad group of experienced business leaders. The below table provides a summary of our nominees’ background and responsibilities.

			Committee Memberships
Name and Principal Occupation	Age	Director Since	Audit & Finance	Nominating, Governance & Sustainability	Compensation	Pricing
GRANT H. BEARD (Chairman) Currently serves as Sr. Executive Operating Partner for Blue Point Capital, a private equity firm	60	2014	M	M		C
FREDERICK A. BALL Former EVP & Chief Administrative Officer of Marketo Inc.	58	2008			C	M
ANNE T. DELSANTO Currently serves as a limited partner at Stage 2 Capital	57	2020			M
TINA M. DONIKOWSKI Former Vice President, Global Locomotive Business at General Electric Company	61	2018	M	C
RONALD C. FOSTER Former Chief Financial Officer of Micron Technology, Inc.	70	2014	C			M
EDWARD C. GRADY Former Chief Executive Officer of Electro Scientific Industries, Inc.	73	2008	M		M
STEPHEN D. KELLEY Currently serves as President, CEO, and director of Advanced Energy	58	2021
LANESHA T. MINNIX Currently serves as Senior Vice President, Chief Legal Officer and Corporate Secretary of Flowserve Corporation	45	2020		M
THOMAS M. ROHRS Currently serves as Executive Chairman and director of Ichor Systems, Inc.	70	2006		M	M
JOHN A. ROUSH Currently serves as operating executive advisor to ACON Investments, LLC, a private equity firm.	56	2016		M	M

Board Highlights

Independence	Tenure	Gender

6	PRECISION | POWER | PERFORMANCE

2021 ANNUAL
PROXY STATEMENT

Grant H. Beard (Chairman)
Director Since: 2014	Committees: Audit and Finance, Nominating, Governance & Sustainability, Pricing
Age: 60
Independent Director
Business Experience:

Grant H. Beard currently serves as a senior executive Operating Partner for Blue Point Capital, a private equity firm, and as a senior advisor to Center Rock Capital, a global alternative investment firm. Mr. Beard served as Chairman and Chief Executive Officer of Wynnchurch Industries, LLC, a diversified holding company investing in engineered product businesses, from January 2016 to June 2017. Mr. Beard also served as a Senior Advisor to Wynnchurch Capital Ltd. Prior to joining Wynnchurch, Mr. Beard served as the Chairman and Chief Executive Officer of Wolverine Advanced Materials LLC, a Wynnchurch company, from July 2012 until October 2015. Mr. Beard served as President and Chief Executive Officer of Constar International, Inc. from 2010 to 2012, where he led the financial and operational restructuring of Constar’s global packaging business that was later sold to Plastipak Corporation. Prior to that, Mr. Beard served as President & CEO of TriMas Corporation, Chairman & CEO of Health Media, and Global Group President of Fluid Management Products at Dana/Echlin Corporation. In addition, Mr. Beard served as a senior executive Operating Partner with Blue Point Capital from 2009 to 2014. Mr. Beard also has experience at two private equity/merchant banking groups, Anderson Group and Oxford Investment Group, where he was actively involved in corporate development, strategy and operations management.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise ● Public Board Experience	● Global Expertise ● Industry Experience

Frederick A. Ball
Director Since: 2008	Committees: Compensation, Pricing
Age: 58
Independent Director
Business Experience:

Frederick A. Ball previously served as Executive Vice President and Chief Administrative Officer of Marketo Inc., a leading provider of a cloud-based marketing platform, from February 2016 through August 2016. Prior to that, Mr. Ball was Marketo’s Senior Vice President and Chief Financial Officer from May 2011 to February 2016. Prior to joining Marketo, Mr. Ball was the Chief Financial Officer for a number of private and public technology companies including Webroot Software, BigBand Networks, Inc., and Borland Software Corporation. Mr. Ball also served as Vice President, Mergers and Acquisitions for KLA-Tencor Corporation, a manufacturer of semiconductor equipment, and prior to that as its Vice President of Finance. Mr. Ball was with PricewaterhouseCoopers LLC for over 10 years. Mr. Ball currently serves on the board of FirstMark Horizon Acquisition Corporation (FMAC), a blank check company, incorporated for the purpose of effecting a business combination, and is chair of its audit committee. Mr. Ball previously served as a director of Electro Scientific Industries, Inc. (ESIO), and Sendgrid, Inc. (SEND). Mr. Ball has served, and currently serves on other private company boards.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise ● Global Expertise	● Public Board Experience ● Industry Experience

PRECISION | POWER | PERFORMANCE	7

2021 ANNUAL
PROXY STATEMENT

Anne T. DelSanto
Director Since: 2020	Committees: Compensation
Age: 57
Independent Director
Business Experience:

Anne T. DelSanto has principally served as a limited partner at Operator Collective, a consulting company since December 2019. Ms. DelSanto has also served as a limited partner at Stage 2 Capital, a consulting company, since March 2019. From February 2018 to April 2019, Ms. DelSanto served as the Executive Vice President and General Manager of Platform at Salesforce.com, Inc. (“Salesforce”), a customer relationship management company. Prior to such role, she served in various executive-level roles at Salesforce, including as the Executive Vice President, Americas Solution Engineering & Cloud Sales from February 2016 to February 2018; Executive Vice President, Global Solution Engineering and Cloud Specialist Sales from February 2015 to February 2016; and Senior Vice President, Global Solutions Engineering from October 2012 to February 2015. Prior to joining Salesforce, Ms. DelSanto served in various roles of increasing responsibility in pre-sales from 1999 to 2012 at Oracle Corporation (“Oracle”), an information technology and services company, including most recently as Group Vice President, Sales Engineering from February 2012 to September 2012; and Vice President of Sales Engineering from 2007 to February 2012. She began her career in 1985 as an account system engineer at IBM, an information technology and services company. Ms. DelSanto is a veteran technology executive with more than three decades of experience driving organizations towards exponential growth. Ms. DelSanto serves as a member of the Board of Directors of Juniper Networks, Inc., a publicly traded provider of high-performance networking & cybersecurity solutions and is a member of its Nominating & Governance committee. Ms. DelSanto also serves as a member of the Board of Directors of New Relic, Inc., a publicly traded observability platform company and is a member of its Compensation Committee. Ms. DelSanto currently serves on other private company boards.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Global Expertise	● Technical Expertise ● Financial Expertise

Tina M. Donikowski
Director Since: 2018	Committees: Audit and Finance, Nominating, Governance & Sustainability
Age: 61
Independent Director
Business Experience:

Tina M. Donikowski retired from General Electric Company, a diversified industrial company, in October 2015 after 38 years with the company. Ms. Donikowski served in a number of senior positions during her career at General Electric Company, including most recently as Vice President, Global Locomotive Business, GE Transportation, from January 2013 until her retirement. Ms. Donikowski currently serves on the Board of Directors of Atlas Copco AB (STOCKHOLM: ATCO), a world-leading provider of sustainable productivity solutions based in Stockholm, Sweden, CIRCO International (NYSE: CIR), a leading provider of flow control solutions and other highly engineered products and subsystems used in energy, aerospace and industrial markets based in Burlington, Massachusetts, TopBuild (NYSE: BLD) a leading installer and distributor of insulation and building material products to the U.S. construction industry based in Daytona Beach, Florida, and Eriez Magnetics, a privately held manufacturer and designer of magnetic, vibratory, and metal detection applications based in Erie, Pennsylvania. Ms. Donikowski also serves as a member of the Board of Trustees, Gannon University, and the Board of Trustees, Boys & Girls Club of Erie, Pennsylvania. Ms. Donikowski holds a Bachelor of Science degree in Industrial Engineering, as well as an Honorary Doctorate, from Gannon University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Global Expertise	● Technical Expertise ● Financial Expertise

8	PRECISION | POWER | PERFORMANCE

2021 ANNUAL
PROXY STATEMENT

Ronald C. Foster
Director Since: 2014	Committees: Audit and Finance, Pricing
Age: 70
Independent Director
Business Experience:

Ronald C. Foster is currently on the board of Everspin Technologies Inc., a publicly traded provider of MRAM solutions. Mr. Foster previously served as Chief Financial Officer and Vice President of Finance of Micron Technology, Inc. (“Micron”), a global corporation that produces various forms of semiconductor devices, from April 2008 to March 2015. Mr. Foster was appointed to that position in 2008 after serving as a member of Micron’s Board of Directors from June 2004 to April 2005. Before joining Micron, Mr. Foster was the Chief Financial Officer and Senior Vice President of FormFactor, Inc., a semiconductor wafer test equipment company. Prior to joining FormFactor, Inc., Mr. Foster served as the Chief Financial Officer for JDS Uniphase, Inc. and Novell, Inc., and also served in various financial and operational roles at Applied Materials, Inc., and Hewlett Packard Company. He previously served as a board member of Inotera Memories Inc., and multiple other private company boards.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise ● Industry Experience	● Public Board Experience ● Global Expertise

Edward C. Grady
Director Since: 2008	Committees: Audit and Finance, Compensation
Age: 73
Independent Director
Business Experience:

Edward C. Grady is currently on the Southern Illinois University Edwardsville SIUE Foundation board. He served as President and Chief Executive Officer of Electro Scientific Industries, Inc., a leading supplier of innovative laser-based microfabrication solutions for industries reliant on micro technologies, from February 2014 to September 2016. Mr. Grady served as Chairman and Chief Executive Officer of Reel Solar Inc., an early stage start-up company focused on low-cost PV Solar panel production technology and process, from 2010 until February 2014. Mr. Grady retired in October 2007 from his position as President and Chief Executive Officer of Brooks Automation, Inc. (“Brooks Automation”). Prior to joining Brooks Automation in February 2003, he ran multiple divisions at KLA-Tencor Corporation, a publicly traded process control company, and served as Chief Executive Officer of Hoya Micro Mask Inc., a supplier of photo masks and services to the semiconductor industry. Mr. Grady has also served on several boards of other technology companies, providing cross board experience.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Industry and Technical Expertise	● Global Expertise ● Financial Expertise

PRECISION | POWER | PERFORMANCE	9

2021 ANNUAL
PROXY STATEMENT

Stephen D. Kelley
Director Since: 2021
Age: 58

Business Experience:

Stephen D. Kelley joined Advanced Energy in March 2021 as President & Chief Executive Officer, and as a member of our Board of Directors. Mr. Kelley served as President & CEO and a board member of Amkor Technology, Inc., a publicly traded leading semiconductor package and test company, from May 2013 to June 2020. Prior to joining Amkor, Mr. Kelley served as Senior Advisor to Advanced Technology Investment Company, the Abu Dhabi-sponsored investment company that owns GlobalFoundries, until December 2012. Mr. Kelley served as Executive Vice President and Chief Operating Officer of Cree from 2008 to 2011. Previously, Mr. Kelley held executive leadership roles of various businesses at companies including Texas Instruments, Philips Semiconductors, National Semiconductor and Motorola. Mr. Kelley holds an SB ChE from the Massachusetts Institute of Technology and a JD from Santa Clara University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Industry and Technical Expertise	● Global Operations Expertise ● Financial Expertise

Lanesha T. Minnix
Director Since: 2020	Committees: Nominating, Governance & Sustainability
Age: 45
Independent Director
Business Experience:

Lanesha T. Minnix has served as Senior Vice President, Chief Legal Officer and Corporate Secretary of Flowserve Corporation, a publicly traded manufacturer of engineered and industrial pumps, valves and seals for a range of industries, including oil and gas, power, chemical, water, pharmaceuticals and food processing, since June 2018.  Prior to joining Flowserve Corporation, Ms. Minnix served as Senior Vice President and General Counsel for BMC Stock Holdings, Inc. (“BMC”), a leading provider of diversified building products and services, from June 2017 until June 2018. Prior to joining BMC, Ms. Minnix served as Vice President, Deputy General Counsel and Chief Compliance Officer for ABM Industries Incorporated (“ABM”), a facility solutions company, from May 2012 until May 2017. Prior to joining ABM, Ms. Minnix held roles with increasing responsibility at both Royal Dutch Shell/Shell Oil Company and Sprint Corporation. Ms. Minnix began her career as a corporate associate at the law firm of K&L Gates.

Key Skills and Qualifications:
● Senior Leadership Experience ● Industry Expertise ● Global Expertise

10	PRECISION | POWER | PERFORMANCE

2021 ANNUAL
PROXY STATEMENT

Thomas M. Rohrs
Director Since: 2006	Committees: Compensation, Nominating, Governance & Sustainability
Age: 70
Independent Director
Business Experience:

Thomas M. Rohrs has served as Executive Chairman and director of Ichor Systems, Inc., a leading manufacturer of gas and chemical delivery systems for semiconductor process equipment, since February 2012 and was its Chief Executive Officer from September 2014 to January 2020. Previously, Mr. Rohrs was the Chief Executive Officer of Skyline Solar, Inc., a solar equipment manufacturer, from June 2010 to September 2012. Mr. Rohrs had been an advisor and consultant to a number of companies, both public and private, including renewable energy companies from February 2009 to June 2010. From December 2004 to March 2010, Mr. Rohrs served as a director of Electroglas. From 1997 to 2002, Mr. Rohrs was employed by Applied Materials, Inc. (“Applied”), a semiconductor equipment company, most recently as Senior Vice President of Global Operations, and served as a member of Applied’s executive committee. Mr. Rohrs serves on the Board of Directors of Intevac, Inc., a publicly traded supplier of magnetic media processing systems. Mr. Rohrs served on the board of Seque Manufacturing Services, a private manufacturing services company, from 2008 to 2015. Mr. Rohrs has served on the boards of several other technology companies, both public and private.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Industry and Technical Expertise	● Global Operations Expertise ● Financial Expertise

John A. Roush
Director Since: 2016	Committees: Nominating, Governance & Sustainability, Compensation
Age: 56
Independent Director
Business Experience:

John A. Roush currently serves as Chairman and Chief Financial Officer at ACON S2 Acquisition Corp. (STWO) and Chairman of International Imaging Materials, Inc., which is a privately held portfolio company of ACON Investments, which produces consumable products for the industrial marking and medical device industries. Mr. Roush also serves on the board of Pine Environmental LLC, an ACON portfolio company that provides test & measurement equipment to the environmental market. In addition, Mr. Roush serves as a director of Lemaitre Vascular, Inc., a publicly traded global provider of medical devices and implants for the treatment of peripheral vascular disease, and he is a member of its Audit Committee. Mr. Roush also serves as a director of Applied Life Sciences & Systems, a privately held company that is developing automated vaccine delivery technology for the poultry industry. Mr. Roush previously served as Chief Executive Officer and a director of Novanta Inc., (formerly, GSI Group Inc.), a leading global supplier of precision photonic components and subsystems to original equipment manufacturers in the medical and advanced industrial markets, from December 2010 to September 2016. Mr. Roush joined Novanta after a twelve-year career with PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he was a corporate officer and served in several leadership positions, most recently leading the company’s $1.2 billion Environmental Health segment. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation, AlliedSignal, Inc., (now Honeywell International), McKinsey & Company Inc. and General Electric Company.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Technical Expertise	● Global Expertise ● Financial Expertise

PRECISION | POWER | PERFORMANCE	11

2021 ANNUAL
PROXY STATEMENT

Qualifications

The Board respects its responsibility to provide oversight, counseling and direction to the management of the Company in the interest and for the benefit of the stockholders. Accordingly, it seeks to be composed of directors with diverse skills, experience, qualifications and characteristics. It is critical that directors understand the markets in which the Company operates, specifically semiconductor capital equipment, data center, telecom, and industrial and medical power markets. It is equally important that, collectively, the directors have successful experience in each of the primary aspects of our business, including engineering, research and development, finance and audit, product strategy and development, customer relations, supply chain management and sales and marketing. The following are certain qualifications, experience and skills for Board members which are important to the Company’s business and its future:

Directors who have served in senior leadership positions are important to the Company, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance and their ability to assess and respond to situations encountered in serving on our Board may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a global scale, faced significant competition and/or involved technology or other rapidly evolving business models.

Senior Leadership Experience

Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the chief executive officer and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational, and compliance-related matters.

Public Company Board Experience

Because the Company is a global leader in innovative power solutions for semiconductor, data center, telecom, and industrial and medical markets, experience in relevant technology is useful in understanding the Company’s research and development efforts, competing technologies, the various products and processes the Company develops, the manufacturing and assembly-and-test operations and the market segments in which the Company competes.

Industry & Technical Expertise

Because the Company is a global organization with research and development, manufacturing, assembly and test facilities, and sales and other offices in many countries, directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our business.

Global Expertise

Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists the directors in understanding, advising and overseeing the Company’s capital structure, financing and investing activities, financial reporting and internal control of such activities.

Financial Expertise

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Grant H. Beard brings to the Board significant management level experience together with experience in the private equity/merchant banking industry. He currently serves as a senior executive Operating Partner for Blue Point Capital and as an Executive in Residence at Summit Partners. Mr. Beard served as Chairman and CEO of Wynnchurch Industries, LLC and has served in various executive level positions including Chairman, President and CEO of Wolverine Advanced Materials LLC and President and CEO of Constar International Inc. and Trimas Corporation. Mr. Beard’s experience also includes serving as Operating Partner at private equity/merchant banking groups Anderson Group and Blue Point Capital.

Frederick A. Ball brings to the Board extensive experience in senior management, operations, finance and auditing, having recently served as the Chief Financial Officer of a leading provider of cloud-based marketing software. He has also served as CFO, Chief Operating Officer and Senior Vice President of various public and private technology companies. Mr. Ball’s greater than 10 years of experience as an accountant with PricewaterhouseCoopers also provides finance and accounting expertise. In addition, he served on two other public company boards as either a chair or member of their audit, compensation, and nominating and governance committees. Mr. Ball’s balance of experience enables him to work very productively with both the Board and senior management, particularly on strategic, finance and audit, and executive compensation matters.

Anne T. DelSanto brings to the Board significant experience as a veteran technology executive with more than three decades driving organizations towards exponential growth and will provide valuable insight relative to the Company’s growth strategies and Data Center Computing and Telecom Networking markets. Her considerable experience with enterprise and cloud providers and deep industry knowledge enhances the breadth of our Board’s insights in these areas. In addition, Ms. DelSanto serves on the Boards of Juniper Networks, Inc. and New Relic, Inc., and is a member of the nominating and governance committee, and Compensation Committee, respectively.

Tina M. Donikowski brings to the Board broad senior management, operations and global experience having served for 38 years in leadership positions at General Electric Company, most recently as Vice President, Global Locomotive Business, GE Transportation. Ms. Donikowski’s experience provides the Board with valuable input on strategic, operational, market and product strategies and initiatives. In addition, Ms. Donikowski’s experience as a board member of Atlas Copco AB, a large industrial multi-national corporation based in Sweden, CIRCO International and TopBuild as well as boards of other companies, provides our Board with valuable insight in terms of a broad range of governance topics and international developments.

Ronald C. Foster brings to the Board significant knowledge and experience in the semiconductor and high-tech industry. Mr. Foster served as the Chief Financial Officer and Vice President of Finance at Micron Technology, Inc., and has significant experience in executive level management positions in the semiconductor and high-tech industries. Mr. Foster also brings significant experience in financial management, accounting and finance issues as he has served in the role of CFO for various companies focused on the semiconductor industry.

Edward C. Grady brings to the Board his knowledge and experience in both the semiconductor capital equipment and solar equipment industries, as he has served as Chairman and Chief Executive Officer of an early stage solar equipment company, and has served as CEO of two companies providing services to the semiconductor industry. He shares with the Board and senior management the insight and understanding he has developed from his leadership at several companies, including in the areas of product strategy and development, service and organizational development. Mr. Grady also served on the boards of several other technology companies, providing cross-board experience.

Stephen D. Kelley brings more than 30 years of management experience in the global semiconductor and electronics industry as well as broad management experience in strategic planning, business development, technology, manufacturing and operations. Mr. Kelley has held various executive level positions at numerous companies and has led financial transformation in addition to focusing on product development, revenue

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growth, efficiency gains and profit increases and currently serves as the Company’s President and Chief Executive Officer.

Lanesha T. Minnix brings to the Board leadership and public company experience. Ms. Minnix currently serves as the Chief Legal Officer and Corporate Secretary of Flowserve Corporation, a publicly traded manufacturer of engineered and industrial pumps, valves and seals for a range of industries. Prior to joining Flowserve, Ms. Minnix served as Senior Vice President and General Counsel for BMC Stock Holdings, Inc. a leading provider of diversified building products and services. Her broad exposure to advanced industrial markets and her legal and business skills will add significant value to the Board.

Thomas M. Rohrs brings to the Board executive management and operations experience in the semiconductor capital equipment industry, particularly in the areas of research and development, supply chain management and product development. The Board and senior management benefit from his strategic thinking and prior involvement in the semiconductor capital equipment and solar equipment industries. Mr. Rohrs also has significant experience serving on several other public company boards, where he has been Chairman, as well as a member of the compensation and nominating committees.

John A. Roush brings to the Board significant management level experience in the medical and industrial markets together with public company experience. Mr. Roush most recently served as Chief Executive Officer of a leading global supplier of precision photonic components and subsystems to original equipment manufacturers in the medical and advanced industrial markets. The Board and senior management benefit from his extensive experience in the industrial markets, which are a strategic focus area for the Company, and his knowledge of leading a public company.

The Board believes that the qualities and skills listed above for each of the nominees, qualifies each such nominee for service as a director of Advanced Energy.

Independence

The Board of Directors has determined that each of the nominees, other than Stephen D. Kelley (i.e., Grant H. Beard, Frederick A. Ball, Anne T. DelSanto, Tina M. Donikowski, Ronald C. Foster, Edward C. Grady, Lanesha T. Minnix, Thomas M. Rohrs and John A. Roush), is an “independent director” within the meaning of the Nasdaq Stock Market Rules. Under these rules, to be considered independent, the Board must affirmatively determine, among other things, that neither the director nor any immediate family member of the director has had any direct or indirect material relationship with the Company within the last three years. The Board of Directors has made an affirmative determination that none of the independent directors has had any relationship with Advanced Energy or with another director that would interfere with the exercise of his or her independent judgement in carrying out his or her responsibilities as a director. The independent directors, if all of them are elected at the Annual Meeting, will constitute a majority of the Board of Directors. There is no family relationship amongst any of the directors and executive officers of the Company. The Company’s executive officers serve at the discretion of the Board.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; (d) any finding by a court, the Securities and Exchange Commission (the “SEC”) or the Commodities Futures Trading Commission to have violated a federal or state

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securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Required Vote

Our Board has adopted a Director resignation policy (the “Policy”), which is included in the Company’s Board Governance Guidelines. The Policy applies to uncontested elections of directors, in other words, an election of directors where the number of nominees for election does not exceed the number of directors to be elected. A copy of the Policy is available on the Company’s website at http://www.advancedenergy.com within the Company’s Board Governance Guidelines. Under the Policy, any nominee for director in an uncontested election who does not receive a majority vote “FOR” that director’s election to the Board relative to the number of votes cast with respect to that director’s election (excluding broker non-votes, abstentions and failures to vote with respect to that director’s election) will promptly tender a written offer of resignation to the Board. The Policy provides that the Nominating, Governance & Sustainability Committee of the Board will promptly consider the director’s offer of resignation and make a recommendation to the Board. Pursuant to the Policy, the Board would then act on that recommendation within 90 days of receiving the recommendation. When deciding what action to recommend or take regarding the director’s resignation, the Policy permits each of the Nominating, Governance & Sustainability Committee and the Board to consider any factors they deem relevant, including the best interests of the Company and its stockholders.

Under Delaware law, a nominee who receives a plurality of the votes cast at the Annual Meeting will be elected as a Director (subject to the Policy described above). The “plurality” standard means the nominees who receive the largest number of “FOR” votes cast are elected as directors of the Company. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether or not our Policy will apply to that individual. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.

Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” each of the ten (10) nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present but will not be counted as an affirmative vote for such nominee.

The Board of Directors recommends a vote “FOR” the election of each of the nominees named above.

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Director Compensation

The compensation policy for non-employee directors for the fiscal year ended December 31, 2020 was as follows:

Compensation Elements for Non-Employee Directors
Compensation Element	2020 Compensation Program
Annual Board Cash Retainer	● $45,000 annual cash retainer paid in equal quarterly installments to each Board member.
● $50,000 additional annual cash retainer for the Chair of the Board, paid in equal quarterly installments.
Annual Board Equity Retainer
●
3,500 restricted stock units annually to each non-employee director on the date of his or her re-election at the Annual Meeting; each annual grant will vest one year from the date of grant if the director continues to then-serve on the Board. As more fully described below, the equity portion of non-employee director compensation was changed in August 2020 to a designated award value.
●
The Board may (but is not required) to grant restricted stock units to a new non-employee director upon initial election or appointment to the Board.

Annual Chair Cash Fees
●
$26,000 annual cash retainer fee for Audit and Finance Chair.
●
$15,000 annual cash retainer fee for Compensation Chair.
●
$10,000 annual cash retainer fee for Nominating, Governance & Sustainability Chair.

Annual Committee Member Retainer	● $13,000 annual cash retainer fee for Audit and Finance. ● $7,500 annual cash retainer fee for Compensation. ● $5,000 annual cash retainer fee for Nominating, Governance & Sustainability.

At this time, directors are not separately compensated for their service on the Pricing Committee.

In February 2014, our Board of Directors adopted a Stock Ownership Policy that requires non-employee directors to own an amount of stock of the Company with a value equal to at least five times the annual retainer for Board service (exclusive of any compensation for Committee service, meeting fees, leadership roles, etc.), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the Stock Ownership Policy. The Stock Ownership Policy provides for a phase-in period over five years for each member to achieve the requisite ownership requirements. All non-employee members of the Board either currently conform to the policy or are on track to meet the policy within the required time frame.

The Compensation Committee regularly reviews non-employee director compensation with its independent compensation consultant, Semler Brossy.

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Non-employee director equity compensation has historically been denominated as a fixed number of units rather than a specific dollar amount. With respect to the fixed number of units awarded on April 30, 2020, the Company’s closing stock price on that day was $55.60.

As part of the Compensation Committee’s continuous review and monitoring of non-employee director compensation market data from comparisons to peer programs, and based on analysis from Semler Brossy, the Compensation Committee revised its granting of equity compensation to non-employee directors from a fixed number of units to a designated award value in August 2020. As a result, and indicated in the table below, the two new directors elected on October 1, 2020, were granted restricted stock units at a designated award value. The Company’s closing stock price on October 1, 2020 was $64.04. The Compensation Committee will continue to review and monitor non-employee director compensation, use market data for comparisons to peer programs, and work with Semler Brossy to ensure the program remains appropriate.

The following table details director compensation for 2020.

2020 Director Compensation
						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
		Fee Earned or		Option	Incentive Plan	Compensation	All Other
		Paid in Cash	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name		($)	($) (1)	($)	($)	($)	($)	($)
Grant H. Beard		$112,750	$194,600	—	—	—	—	$307,350
Frederick A. Ball		$68,000	$194,600	—	—	—	—	$262,600
Anne T. DelSanto		$13,125	$113,514	—	—	—	—	$126,639
Tina M. Donikowski		$65,500	$194,600	—	—	—	—	$260,100
Ronald C. Foster		$67,000	$194,600	—	—	—	—	$261,600
Edward C. Grady		$65,250	$194,600	—	—	—	—	$259,850
Lanesha T. Minnix		$12,500	$113,514	—	—	—	—	$126,014
Thomas M. Rohrs		$60,250	$194,600	—	—	—	—	$254,850
John A. Roush		$57,500	$194,600	—	—	—	—	$252,100
Yuval Wasserman	(2)	$—	$—	—	—	—	—	$—

(1)	On April 30, 2020, Messrs. Beard, Ball, Foster, Grady, Rohrs and Roush and Ms. Donikowski were each granted 3,500 restricted stock units (RSUs) for their service on the Board. On October 1, 2020, Ms. DelSanto and Ms. Minnix were each granted 1,772 RSUs, representing roughly 7/12th of the value of restricted stock granted to other directors on April 30, 2020, for their service on the Board. All RSUs vest on April 30, 2021 and were the only outstanding unvested equity awards held by our directors as of December 31, 2020.
(2)	Mr. Wasserman retired as President and CEO effective March 1, 2021, and is no longer a director or officer of the Company.

Board of Directors Meetings

Each Director attended well above 75% of the aggregate number of meetings of the Board of Directors (held during the period for which he or she was a director) and the committees (held during the period for which he or she was a committee member).

The Board of Directors held sixteen meetings in 2020. During 2020, six executive sessions of the Board of Directors were held. The Board’s committees consist of the Audit and Finance Committee, Nominating, Governance & Sustainability Committee, Compensation Committee and Pricing Committee.

Members of the Board of Directors are welcomed and encouraged, but not required, to attend the Annual Meeting. The Company’s annual meeting of stockholders held on April 30, 2020 (the “2020 Annual Meeting”) was attended in person or by telephone by eight of the then-members of the Board of Directors.

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AUDIT AND FINANCE COMMITTEE
Meetings: 9
Chair: Ronald C. Foster
Other Members:
● Grant H. Beard
● Edward C. Grady
● Tina M. Donikowski

Independence: 100% compliance with NASDAQ and SEC rules. The Board of Directors determined that each of the members of the Audit and Finance Committee is “independent” in accordance with the Nasdaq Stock Market Rules and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

Financial Expertise: 100% compliance with SEC rules. The Board of Directors has evaluated the credentials of Messrs. Foster, Beard, Grady, and Ms. Donikowski and determined that they are “audit committee financial experts” as defined under the rules promulgated by the SEC.

Charter: Available at www.advancedenergy.com/about-us/leadership-team/audit--finance-committee-charter/.
Key Responsibilities:
● selecting Advanced Energy’s independent registered public accounting firm;
● approving the scope, fees and results of the audit engagement;
● determining the independence and evaluating the performance of Advanced Energy’s independent registered public accounting firm and internal auditors;
● approving in advance any audit and non-audit services and fees charged by the independent registered public accounting firm;

●  evaluating comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Advanced Energy’s management;

● reviewing the internal accounting procedures and controls with Advanced Energy’s financial and accounting staff and approving significant changes;
● engaging advisors and consultants as necessary in connection with the conduct of the Company’s business or as pertains to the assessment of risk or dispute resolution;
● reviewing and approving related party transactions;
● other functions as may be delegated to it by the Board, such as the current delegation for the declaration of quarterly dividends; and

●  establishing and maintaining procedures for, and a policy of, open access to the members of the Audit and Finance Committee by the employees of and consultants to Advanced Energy to enable the employees and consultants to report to the Audit and Finance Committee concerns held by such employees and consultants regarding the financial reporting of the Company and potential misconduct.

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The Audit and Finance Committee approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Approval is provided on a service-by-service basis. In 2020, the Audit and Finance Committee approved all of the services provided by Advanced Energy’s independent registered public accounting firm.

The Audit and Finance Committee also conducts financial reviews with Advanced Energy’s independent registered public accounting firm prior to the release of financial information in the Company’s Forms 10-K and 10-Q. Management has primary responsibility for Advanced Energy’s financial statements and the overall reporting process, including systems of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced Energy in conformity with accounting principles generally accepted in the United States and discusses with the Audit and Finance Committee any issues they believe should be raised.

Report of the Audit and Finance Committee

In accordance with the Audit and Finance Committee’s written charter duly adopted by the Board of Directors, we have reviewed Advanced Energy’s audited financial statements, as of and for the year ended December 31, 2020, and met together and separately with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm for 2020, to discuss Advanced Energy’s audited financial statements as of and for the year ended December 31, 2020. In addition, the Audit and Finance Committee has discussed with the independent registered public accounting firm the matters outlined in Statement on Auditing Standards No. 1301, as amended (Communication with Audit Committees), to the extent applicable and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Audit and Finance Committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence.

Based on its review and discussion of the foregoing matters and information, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements referenced above be included in Advanced Energy’s 2020 Annual Report on Form 10-K. The Audit and Finance Committee has recommended the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021, subject to stockholder ratification.

The Audit and Finance Committee

Ronald C. Foster, Chairman

Tina M. Donikowski

Edward C. Grady

Grant H. Beard

This report of the Audit and Finance Committee is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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NOMINATING, GOVERNANCE & SUSTAINABILITY COMMITTEE
Meetings: 4
Chair: Tina M. Donikowski
Other Members:
● Grant H. Beard	● Thomas M. Rohrs
● Lanesha T. Minnix	● John A. Roush

Independence: 100% compliance with NASDAQ rules. Each of the members of the Nominating, Governance & Sustainability Committee was, and is, an “independent director” within the meaning of the Nasdaq Stock Market Rules.

Charter: In 2020, the Board and the Committee added sustainability to the Committee’s charter with certain of the key responsibilities noted below. Available at https://www.advancedenergy.com/about-us/leadership-team/nominatinggovernance-comm.-charter/

Key Responsibilities:
● ensuring that a majority of the directors will be independent;
● establishing qualifications and standards to serve as a director;
● identifying and recommending individuals qualified to become directors;
● considering any candidates recommended by stockholders;
● determining the appropriate size and composition of the Board;
● ensuring that the independent directors meet in executive session quarterly;

●  reviewing other directorships, positions, and business and personal relationships of directors and candidates for conflicts of interest, effect on independence, ability to commit sufficient time and attention to the Board or other suitability criteria;

●  sponsoring and overseeing performance evaluations for the Board as a whole, conducting director peer evaluations, coordinating evaluations of the other committees with the other committee chairpersons;

● developing and reviewing periodically, at least annually, the corporate governance policies and guidelines of Advanced Energy, and recommending any changes to the Board;
● reviewing succession plans for the CEO and other key management positions as appropriate;
● considering any other corporate governance issues that arise from time to time and referring them to the Board;
● if the Board requests, developing appropriate recommendations to the Board;
● overseeing the Company’s insider trading policies and procedures;
● reviewing the Company’s sustainability program and goals and the Company’s progress towards achieving those goals; and
● reviewing environmental, social, governance trends that could impact the Company’s business operations, performance and reputation.

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Director Nominations

The Nominating, Governance & Sustainability Committee evaluates and interviews potential director candidates. All members of the Board may interview the final candidates. The Nominating, Governance & Sustainability Committee of the Board considers candidates for director nominees proposed by directors and stockholders, as described in more detail below. This committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. The committee has no stated specific or minimum qualifications that must be met by a Board candidate. However, as set forth in the Company’s Board Governance Guidelines, the Nominating, Governance & Sustainability Committee strives for a mix of skills and diverse perspectives (functional, cultural and geographic) that is effective for the Board. To that end, the Board added Anne T. DelSanto and Lanesha T. Minnix to the Board in 2020. In selecting nominees, the Nominating, Governance & Sustainability Committee assesses the independence, character and acumen of candidates. The committee also endeavors to establish a number of areas of collective core competency of the Board and assess whether a candidate possesses skills including business judgment, leadership, strategic vision and knowledge of management, accounting, finance, industry, technology, manufacturing, international markets and marketing that would be complementary to the Board. Additional criteria include a candidate’s personal and professional ethics, integrity and values, as well as his or her willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board.

The Board Governance Guidelines provide that the Nominating, Governance & Sustainability Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. In assessing the diversity of the Board, the Nominating, Governance & Sustainability Committee assesses such factors as leadership, character, reputation, integrity, judgment, diversity, age, understanding of and experience in manufacturing, technology expertise, finance and marketing acumen and exposure and experience in international markets. The Board values a diverse set of viewpoints and experiences, and also considers gender and ethnic diversity. These factors, which are among the factors the Board and the Nominating, Governance & Sustainability Committee considers useful to a well-functioning board, are reviewed in the context of assessing the perceived needs of the Board at any particular point in time and in its search for potential nominees.

The Nominating, Governance & Sustainability Committee will consider any and all director candidate recommendations by our stockholders that are submitted in accordance with the procedures set forth in the Company’s Amended and Restated By-laws. The Nominating, Governance & Sustainability Committee will apply the same processes and criteria in evaluating director candidates recommended by stockholders as it applies in evaluating director candidates recommended by directors, members of management or any other person. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Nominating, Governance & Sustainability Committee, in care of the Corporate Secretary of Advanced Energy at 1595 Wynkoop St., Suite 800, Denver, Colorado 80202. Your recommendation must include all of the information set forth in Article III, Section 6(a) of the Amended and Restated By-laws of Advanced Energy, including but not limited to, your name and address, the number of shares of Advanced Energy common stock that you own, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person’s business history and other qualifications as a director of Advanced Energy and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please also see the information under the section entitled “Proposals of Stockholders” on page 59 of this proxy statement.

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COMPENSATION COMMITTEE
Meetings: 8
Chair: Fred A. Ball
Other Members:
● Edward C. Grady	● Thomas M. Rohrs
● John A. Roush	● Anne T. DelSanto
Independence: 100% compliance with NASDAQ rules. Each of the members of the Compensation Committee is an “independent director” within the meaning of the Nasdaq Stock Market Rules.

Non-Employee: 100% compliance with Securities Exchange Act of 1934. Each of the members of the Compensation Committee is an “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Charter: Available at https://www.advancedenergy.com/about-us/leadership-team/compensation-committee-charter/
Key Responsibilities:
● recommending salaries, incentives and other compensation for directors and officers of Advanced Energy;
● administering and reviewing Advanced Energy’s incentive compensation and benefit plans;
● reviewing CEO and management succession planning in the context of executive compensation; and
● recommending to the Board of Directors policies relating to such compensation and benefit plans.

The Compensation Committee has also, from time to time, retained an independent compensation consultant to assist and advise the Compensation Committee in fulfilling these responsibilities. For the 2020 fiscal year the Compensation Committee engaged Semler Brossy to conduct a competitive review of executive compensation and advise the Compensation Committee on other compensation related matters, such as its long-term incentive compensation programs for its executive officers and its compensation program for its non-employee directors. In addition, the Compensation Committee has the authority, to the extent it deems necessary or appropriate, to:

●  form and delegate authority to subcommittees; and

●  ask the Company to provide the Compensation Committee with the support of one or more Company employees to assist it in carrying out its duties.

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PRICING COMMITTEE
Chair: Grant H. Beard
Members:
● Frederick A. Ball
● Ronald C. Foster
Independence: 100% compliance with NASDAQ rules
Key Responsibility:

●  may exercise all of the powers and authority of the Board of Directors in connection with all matters relating to the Company’s previously authorized stock repurchase program and the issuance of any future indebtedness by the Company; including the terms and conditions, timing and other provisions of such stock repurchases or debt issuances. This committee is ad-hoc in nature and did not meet in 2020.

Board Governance Structure

The Board Governance Guidelines set forth the Board’s policy that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons to aid in the Board’s oversight of management. The Board Governance Guidelines are available on our website at https://www.advancedenergy.com/about-us/leadership-team/board-governance-guidelines/. The Company believes this Board leadership structure is most appropriate for the Company because it provides the Board with increased independence. Additionally, we separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles as they are presently defined. The principal responsibility of the Chief Executive Officer is to manage the business of the Company. The principal responsibilities of the Chairman of the Board are to manage the operations of the Board of Directors and its committees and provide oversight and counsel to the Chief Executive Officer on behalf of the Board.

Senior management manages material risks and reviews such risks with the Chief Executive Officer, and if warranted, the Board. As part of its general oversight role, the Board reviews business reports from management that routinely outline operational risks that may exist from time to time. Consistent with this oversight role, the Board received regular updates from management as to potential impacts to operations, including the Company’s labor force and supply chain vulnerabilities, from the COVID-19 pandemic. In addition, for risks related more specifically to the financial operations of the Company, such as credit risk and liquidity risk, the Audit and Finance Committee examines reports from management and reviews such risks in light of the Company’s business operations.

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2021 ANNUAL
PROXY STATEMENT

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ADVANCED ENERGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

What am I voting on and how should I vote?

You are being asked to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year 2021. Although our governing documents do not require us to submit this matter to stockholders, the Board believes that asking stockholders to ratify the appointment of Ernst & Young LLP is consistent with best practices in corporate governance.

We believe that Ernst &Young LLP is sufficiently qualified to conduct their duties as independent auditor.

The Board of Directors therefore recommends you vote “FOR” the ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2021.

Ratification of Independent Registered Accounting Firm

If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit and Finance Committee will regard such vote as a direction to consider the appointment of a different independent registered public accounting firm. Even if the appointment of Ernst & Young LLP is ratified by the stockholders, the Audit and Finance Committee has the discretion to select a different independent registered public accounting firm at any time if it determines that a change would be in our and our stockholders’ best interests.

Change in Independent Registered Public Accounting Firm in 2019

The Audit and Finance Committee is directly responsible for the appointment, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us and our subsidiaries.

After completing a comprehensive competitive bid process to select an independent registered public accounting firm to provide audit and related services to Advanced Energy for the year ending December 31, 2019, on March 25, 2019, the Audit and Finance Committee dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, and provided Grant Thornton with notice of such dismissal. The audit reports of Grant Thornton on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2018 and December 31, 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. On March 27, 2019, Grant Thornton confirmed in a filing with the SEC that, during our fiscal years ended December 31, 2018 and December 31, 2017, and during the subsequent interim period

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PROXY STATEMENT

through March 25, 2019, the date of the Audit and Finance Committee’s dismissal of Grant Thornton, (i) there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On March 27, 2019, Advanced Energy engaged Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, which engagement was approved by the Audit and Finance Committee and effective on March 27, 2019.

During the Company’s fiscal years ended December 31, 2018 and December 31, 2017, and during the subsequent interim period through March 27, 2019, neither the Company, nor anyone on its behalf, consulted Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

Independent Registered Public Accounting Firm Fees and Services

The following table presents fees billed to Advanced Energy for professional services rendered by Ernst & Young LLP, our registered public accounting firm for 2020 and 2019. All of the fees in the following table were approved by the Audit Committee in conformity with its pre-approval process. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and Advanced Energy’s management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit and Finance Committee also may pre-approve particular services on a case-by-case basis, as required.

Fee Category		2020	2019
		(In thousands)
Audit Fees	(1)	$3,747	$2,650
Audit Related Fees	(2)	56	175
Tax Fees	(3)	1,255	891
Other Fees	(4)	—	—
Total Fees		$5,058	$3,716

(1)	Audit Fees consisted of fees for (a) professional services rendered for the annual audit of Advanced Energy’s consolidated financial statements and internal controls over financial reporting, (b) review of the interim consolidated financial statements included in quarterly reports, and (c) services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees consisted of fees for assurance and related services that were reasonably related to the performance of the audit or review of Advanced Energy’s consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consisted of fees for tax advice and/or tax planning during 2020 and 2019.
(4)	Other Fees are not applicable.

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PROXY STATEMENT

Required Vote

Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Advanced Energy for 2021 requires the affirmative “FOR” vote of a majority of the shares of common stock cast on this proposal. For purposes of determining the number of votes cast on this proposal, only those votes cast as either “FOR” or “AGAINST” are included. Abstentions and broker non-votes are not considered votes cast on this proposal.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2021.

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PROXY STATEMENT

PROPOSAL NO. 3 - ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

What am I voting on and how should I vote?

We are providing our stockholders an opportunity to indicate whether they approve of our named executive officer compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement. This proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

We believe that our compensation philosophy and practices are consistent with market practices, designed to retain key executives and reward company performance, and aligned with long term stockholder interests.

Accordingly, stockholders are being asked to vote “FOR” the below resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to our overall compensation philosophy as described in the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.	94%
At the 2020 Annual Meeting, over 94% of the votes cast approved our “say on pay” proposal.

Advanced Energy’s compensation program is designed and administered by the Compensation Committee, which is composed entirely of “independent directors” within the meaning of the Nasdaq Stock Market Rules. We carefully consider many different factors, as described in the Compensation Discussion and Analysis, in order to provide appropriate compensation for our executives. Our executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase stockholder value. The Compensation Committee has designed our compensation program to be competitive with the compensation offered by those peers with whom we compete for executive talent. Targets for base salaries, annual cash incentive and long-term equity incentive awards for executives factor in competitive data. A large proportion of our executive officers’ total potential compensation is performance-based in order to align their interests with those of our stockholders, place more of their compensation at risk and emphasize a long-term strategic view. The Compensation Committee deliberately designs compensation

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PROXY STATEMENT

objectives in order to allocate a significant percentage of each of our named executive officers’ compensation to performance-based measures.

As discussed in the Compensation Discussion and Analysis beginning on page 31 of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders. For example:

PAY-FOR-PERFORMANCE

We emphasize Long-term success as well as Annual results.	We focus on our stockholders, customers and employees.	We promote sound risk management.

We strive to structure our executive compensation programs within a framework that measures performance using a variety of predominantly financial metrics. We do this to promote and reward actions that strengthen the Company’s long-term health while promoting strong annual results.

We make annual compensation decisions based on an assessment of each executive’s performance against goals that promote the Company’s success by focusing on our stockholders, customers and employees. We focus not only on results but on how results were achieved.

We strive to structure our executive compensation programs to be consistent with and support sound risk management. We have reviewed the design and controls in our incentive compensation program to assess the effectiveness of the program and our compensation practices in controlling excessive risk.

Required Vote

Advisory approval of the Company’s named executive officer compensation requires the affirmative “FOR” vote of a majority of the shares of common stock cast on this proposal. For purposes of determining the number of votes cast on this proposal, only those votes cast as either “FOR” or “AGAINST” are included. Abstentions and broker non-votes are not considered votes cast on this proposal. The vote on this proposal is advisory in nature and, therefore, is not binding on the Company; provided, however, the Board and Compensation Committee will review the results of and take into consideration such results when making future executive compensation decisions.

The Company will ask its stockholders to consider an advisory vote on the compensation of our named executive officers every year until otherwise determined by a vote of our stockholders pursuant to applicable Securities and Exchange Commission rules.

The Board of Directors recommends a vote “FOR” the approval of the Company’s named executive officer compensation.

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PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 1, 2021, there were 38,293,117 shares of the Company’s common stock outstanding. The following table sets forth the beneficial ownership of Advanced Energy common stock as of February 1, 2021 (unless otherwise noted) by:

●	each person known to us to beneficially own more than five percent (5%) of the outstanding common stock;
●	each director and nominee for director;
●	each named executive officer and former named executive officer that held executive leadership roles during 2020; and
●	the directors and executive officers as a group.

Unless otherwise indicated, the address of each individual named below is c/o Advanced Energy Industries, Inc., 1595 Wynkoop St., Suite 800, Denver, Colorado 80202.

	Shares of Common
	Stock Beneficially
Name of Stockholder	Owned **		Percent Owned
BlackRock, Inc.	5,694,297	(1)	15%
The Vanguard Group	4,073,171	(2)	11%
Ameriprise Financial, Inc.	2,659,619	(3)	7%
FMR LLC	1,849,599	(4)	5%
Victory Capital Management Inc.	1,215,828	(5)	3%
Yuval Wasserman, Former President, Chief Executive Officer and Director	272,807	(6)(7)	*
Paul Oldham, Executive Vice President and Chief Financial Officer	12,679	(6)(7)	*
Neil Brinker, Former President and Chief Operating Officer	7,257	(6)(7)(9)	*
Thomas O. McGimpsey, Executive Vice President and Chief Administrative Officer	43,047	(6)(7)	*
Dana Huth, Chief Revenue Officer	4,905	(6)(7)	*
Grant H. Beard, Chairman of the Board of Directors	51,500	(8)	*
Frederick A. Ball, Director	32,500	(8)	*
Anne T. DelSanto, Director	—	(8)	*
Tina M. Donikowski, Director	3,500	(8)	*
Ronald C. Foster, Director	41,500	(8)	*
Edward C. Grady, Director	48,300	(8)	*
Lanesha T. Minnix, Director	—	(8)	*
Thomas M. Rohrs, Director	23,500	(8)	*
John A. Roush, Director	23,000	(8)	*
All executive officers and directors, as a group (14 persons)	564,495		1%

*	Less than 1%
*	Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares.
(1)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on January 26, 2021 by BlackRock, Inc. BlackRock, Inc. reports sole voting power over 5,647,431 shares and sole dispositive power over 5,694,297 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

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(2)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group. The Vanguard Group reports sole voting power over zero shares, shared voting power over 88,963 shares, sole dispositive power over 3,952,822 shares and shared dispositive power over 120,349 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 12, 2021 by Ameriprise Financial, Inc. Ameriprise Financial, Inc. reports shared voting power over 2,616,155 shares and shared dispositive power over 2,659,619 shares. The address for Ameriprise Financial, Inc. is 145 Ameriprise Financial Center Minneapolis, MN 55474.
(4)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 8, 2021 by FMR LLC. FMR LLC reports sole voting power over 379,672 shares and sole dispositive power over 1,849,599 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(5)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 2, 2021 by Victory Capital Management Inc. Victory Capital Management Inc. reports sole voting power over 1,182,433 shares and sole dispositive power over 1,215,828 shares. The address for Victory Capital Management Inc. is 4900 Tiedeman Rd. 4th Floor, Brooklyn, OH 44144.
(6)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of February 1, 2021 pursuant to stock options granted or assumed by Advanced Energy:

Yuval Wasserman*	127,374
Paul Oldham	—
Neil Brinker**	—
Thomas McGimpsey	6,995
Dana Huth	—

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020.

(7)	Includes beneficial ownership of the following numbers of shares that will be acquired within 60 days of February 1, 2021 pursuant to stock awards (also called “restricted stock units”) granted or assumed by Advanced Energy:

Yuval Wasserman*	37,798
Paul Oldham	9,004
Neil Brinker**	—
Thomas McGimpsey	8,442
Dana Huth	4,218

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020.

(8)	The shares reported in the table do not include awards that will be granted to each non-employee director if such person is reelected to the Board of Directors at the Annual Meeting.
(9)	The shares reported in the table for Mr. Brinker are as reflected in the Form 4 filed on July 21, 2020.

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PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our overall executive compensation philosophy and objectives for our named executive officers.

Our named executive officers for 2020 were the following five individuals:

Name	Position
Yuval Wasserman*	Former President and Chief Executive Officer
Paul Oldham	Executive Vice President and Chief Financial Officer
Neil Brinker**	Former President and Chief Operating Officer
Thomas O. McGimpsey	Executive Vice President and Chief Administrative Officer
Dana Huth***	Executive Vice President and Chief Revenue Officer

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020.

***Mr. Huth became a Named Executive Officer in October, 2020.

Our Compensation Committee reinforces our philosophy of “pay for performance culture” by making the majority of our named executive officers’ 2020 pay contingent on the achievement of financial and stock price performance through our Short Term Incentive Plan (referred to as the 2020 STI Plan) and our Long Term Incentive Plan (referred to as the 2020 LTI Plan), which we discuss in more detail below. In 2020, 84% of our Chief Executive Officer’s target compensation was performance based, and over 72% of our other named executive officer’s target compensation was performance based. For the purposes of these calculations, performance-based compensation includes the 2020 STI plan at target and the grant date fair value of annual equity grants made in 2020, as reported in the 2020 Grants of Plan Based Awards.

Executive Summary and Overview of 2020 Compensation

As previously disclosed, Yuval Wasserman retired as President and Chief Executive Officer of the Company effective March 1, 2021. In anticipation of Mr. Wasserman’s retirement, and as publicly announced on February 10, 2021, the Board appointed Stephen D. Kelley to succeed Mr. Wasserman as President and Chief Executive Officer of the Company, effective March 1, 2021. Mr. Kelley’s compensation consists of an annualized base salary of $850,000, a 2021 short-term incentive plan annual cash target incentive of 100% of his base salary, a 2021 long-term incentive grant value of $3.6 million, a new hire inducement equity grant of $1.2 million, relocation assistance and other standard benefits as more fully set forth in the Company’s Form 8-K (File No. 000-26966) filed on February 10, 2021.

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers in a competitive environment and deliver value to stockholders.

To achieve these goals, it is critical that we can attract, motivate, and retain highly talented individuals at all levels of the organization who are committed to the Company’s values and objectives.

The Company strives to provide compensation to its executive officers that is:

● linked to stockholder value creation,

● reflective of the overall performance of the Company, and

● considerate of the competitive market levels of compensation needed to recruit, retain and motivate top executive talent, while remaining consistent with the other objectives.

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As part of the Company’s continued focus on delivering improved stockholder value, the Compensation Committee designs its executive compensation program to closely align executive compensation with stockholders’ interests and reinforce a “pay for performance culture.”

Fiscal Year 2020 Business Performance

2020 has been a transformational year for Advanced Energy as the first full year of operations with Artesyn Embedded Power. This highly strategic acquisition has strengthened our position as a leader in electrical power conversion, increased our addressable market and revenues, and broadened and diversified our markets. It has enabled greater exposure to industrial and medical markets and established new positions in data center computing and telecom & networking. Most importantly, it positions us for accelerated earnings growth as we continue to execute on our plan to deliver significant synergies as a combined company.

In addition, during the year, the company significantly grew its semiconductor revenues and gained share in key product areas. In data center and hyperscale markets, the company added additional hyperscale customers and achieved significant revenue growth year over year. Strong operational execution resulted in the ability to overcome challenges created by the pandemic and adapt to shifting customer demand to deliver record revenues. Acceleration of integration plans enabled the company to improve gross margins

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throughout the year and exceed initial synergy savings in roughly half of the anticipated timeframe, contributing to record Non-GAAP operating income*, earnings per share*, and operating cash flow.

2020 business performance reflects the full impact of the transformational acquisition and integration of Artesyn Embedded Power

Highlights of our consolidated fiscal year 2018, 2019 and 2020 financial performance and key business metrics are provided below.

Earnings Per Share Summary	Cash from Operations ($M)

Revenue ($M)	Operating Income ($M)

*Note: A reconciliation of the non-GAAP measures is provided in Appendix A to this proxy statement.

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Compensation Philosophy and Objectives

The Company’s executive compensation program is based on the same objectives that guide the Company in establishing all of its compensation programs:

   Compensation should reflect the level of job responsibility as well as Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

   Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Pay for Performance Philosophy

●   Compensation should promote the long-term focus required for the Company’s success by aligning executive officers’ interests with those of stockholders.

●   Compensation should reflect the level of job responsibility as well as Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

●   Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Overview of Executive Compensation Program

The Compensation Committee

The Compensation Committee is responsible for establishing, implementing, and monitoring adherence with the Company’s compensation philosophy. Accordingly, the Compensation Committee strives to develop and maintain competitive, progressive programs that reward executives for continuous improvement in key financial metrics that drive Company performance and stockholder value. The Compensation Committee also recognizes the need for compensation programs to attract, retain and motivate high caliber employees, foster teamwork, and maximize the long-term success of Advanced Energy by appropriately rewarding our executives for their achievements. The Compensation Committee evaluates risk and rewards associated with the Company’s overall compensation philosophy and structure. In accordance with the Compensation Committee Charter, the Compensation Committee may delegate authority to subcommittees when appropriate.

The Compensation Committee has the authority to engage independent advisors to assist it in making determinations with respect to the compensation of our executives and other employees. For the 2020 fiscal year the Compensation Committee engaged Semler Brossy to conduct a competitive review of executive compensation and advise the Committee on other compensation related matters. Semler Brossy has not provided any other services to the Company or the Compensation Committee and has not received compensation other than with respect to the services provided to the Compensation Committee. In connection with its engagement of Semler Brossy the Compensation Committee evaluated Semler Brossy’s independence from management including the independence of the individual representatives of Semler Brossy who served as the Compensation Committee’s consultants and determined that Semler Brossy is independent based on the Nasdaq Stock Market’s independence factors, as well as free of conflicts of interest.

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Role of Executive Officers in Compensation Decisions

The Compensation Committee meets with the Company’s Chief Executive Officer and other senior executives to obtain recommendations with respect to the Company’s compensation programs and practices for executives and other employees. The Compensation Committee takes management’s recommendations into consideration but is not bound by management’s recommendations with respect to executive compensation. The compensation for the Chief Executive Officer is recommended by the Compensation Committee to the Board for its review and ratification. While management attends certain meetings of the Compensation Committee, the Compensation Committee also holds executive sessions not attended by any members of management or by non-independent directors.

Use of Market Data for Comparison Against Peer Companies

One factor that the Compensation Committee considers when making compensation decisions is the compensation paid to executives of a peer group of companies. The Compensation Committee also considers other factors discussed below under the heading “Components of Executive Compensation.”

The Compensation Committee reviews the peer companies annually to take into account the volatility of the industries in which Advanced Energy participates. While the Compensation Committee attempts to maintain consistency year to year, adjustments are made as needed. In consultation with Semler Brossy, the Compensation Committee reviewed its list of peer companies on July 29, 2020 that was used for comparative review for 2020 compensation and made no changes. The list of peer companies consists of the following 15 publicly traded companies of roughly similar size to Advanced Energy, all of which are from related industries, including the semiconductor and electronic equipment industries, and compete with Advanced Energy for executive talent:

Peer Companies
Astronics Corporation	Kulicke & Soffa Industries, Inc.	Novanta, Inc.
Brooks Automation, Inc.	Littelfuse	OSI Systems, Inc.
Coherent	MKS Instruments, Inc.	Rogers Corporation
Entegris, Inc.	Monolithic Power Systems, Inc.	SPX
FLIR Systems	MTS Systems Corporation	Teredyne

Components of Executive Compensation

For 2020, the principal components of compensation for named executive officers were: (1) base salary, (2) annual performance-based cash compensation under the 2020 STI Plan, (3) long term performance-based equity incentive compensation under the 2020 LTI Plan, and (4) other benefits, each of which is described in more detail below. In determining the amount and relative allocation among each component of compensation for each named executive officer, the Compensation Committee considered, among other factors, the Company’s and each executive officer’s performance during the year, historical rates of executive compensation, data obtained from management’s recruitment activities, the comparative review and analysis provided by Semler Brossy and alignment with the Company’s overall compensation philosophy. As we mentioned above, a majority of our named executive officers target compensation in 2020 was performance-based compensation under our 2020 STI Plan and 2020 LTI Plan, consistent with our “pay for performance culture”.

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PRINCIPAL COMPENSATION COMPONENTS FOR NEOS:

Base Salary	Long-Term Incentive Plan	Short-Term Incentive Plan	Other Benefits

The amount and relative allocation of each of the above components at target depends on the following factors:

Historical rates of Executive Compensation	Data obtained from management’s recruitment activities	Comparative review and analysis provided by the independent compensation consultant	Alignment with the Company’s overall compensation philosophy, the executives’ responsibilities and their performance

Base Salary

Base salaries are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. Base salaries of our named executive officers are also set with the goal of rewarding executive officers on a day-to-day basis for their time and services. For 2020, the Compensation Committee decided to increase each of the named executive officers’ base salary based on a combination of merit increase, peer company compensation and general market trends. The base salaries of each of our named executive officers in 2020 were as follows:

		Base Salary		% Increase
Name	Position	(per annum)		from 2019
Yuval Wasserman	Former President and Chief Executive Officer	$800,000		11.0%
Paul Oldham	Executive Vice President and Chief Financial Officer	$460,000		8.0%
Neil Brinker	Former President and Chief Operating Officer	$550,000	(1)	26.0%
Thomas McGimpsey	Executive Vice President and Chief Administrative Officer	$382,000		6.0%
Dana Huth	Executive Vice President and Chief Revenue Officer	$390,000	(2)	15.0%

(1)	This includes a salary increase of 7% that took effect on May 20, 2020 for Mr. Brinker’s promotion to President and Chief Operating Officer.
(2)	Mr. Huth received an increase of 15% on March 10, 2020 for his promotion to Chief Revenue Officer.

2020 Short Term Incentive Plan Compensation

The 2020 STI Plan provides the Company’s named executive officers with an opportunity to earn an annual cash bonus based on the Company’s achievement of certain financial performance goals and, in the case of Mr. Wasserman, a portion is based on the achievement of individual strategic goals.

To address volatility in the markets the Company serves, the Compensation Committee decided to change the 2020 Short Term Incentive Plan to provide for two six-month performance periods (January 1 - June 30 and July 1 - December 31) instead of one fiscal year performance period (January 1 - December 31). The change to two six-month performance periods applied to revenue and Non-GAAP operating measures and was implemented before the onset of the COVID-19 pandemic, and financial goals for the second half of 2020

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were set above the first half of the year. Given the uncertainty and challenges associated with the pandemic environment, the committee did not adjust the financial goals for either performance period from the original metrics established at the beginning of the year. The Company’s named executive officers each had the opportunity to earn 50% of their target bonus with respect to each 6-month performance period. However, any bonus earned during either six-month performance period is not paid until after the end of the fiscal year.

The Compensation Committee set each of our named executive officers’ annual target bonus opportunity as a percentage of his base salary. Actual bonuses awarded to each of our named executive officers may range from 0% to 200% of target depending on actual company and individual performance over the two six-month performance periods, as described below. For 2020 these annual bonus targets were as follows:

Name	Target as a % of Base Salary	Target ($)
Yuval Wasserman*	100%	$800,000
Paul Oldham	70%	$322,000
Neil Brinker**	75%	$391,951
Thomas McGimpsey	60%	$229,200
Dana Huth	62%	$241,800

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020 and was not eligible for a 2020 STI payout.

Our named executive officers’ bonuses are paid out of a bonus pool, the size of which is contingent on the achievement of certain financial performance goals during the relevant six-month performance period. Achievement of the various performance goals listed in the table below determines the size of the bonus pool for Messrs. Wasserman, Oldham, McGimpsey and Huth. Because Mr. Brinker left the Company in November 2020, he forfeited his right to receive any payout under the 2020 STI Plan.

The Compensation Committee selected the specific financial performance metrics for the first and second half of 2020 as shown below. These metrics are aligned with the Company’s overall strategic and operating plan. Specifically, the Compensation Committee believes that the non-GAAP metrics are better indicators of the operating performance.

First Half of 2020 (Values in $M, except as noted)

2020 First Half (1H) STI Plan
		Performance Goals			Actual Performance

		Threshold	Target	Stretch		%.
		(50%	(100%	(200%	Dollar	Incentive	Weighted
Financial Performance Metric	Weight	Payout)	Payout)	Payout)	Value	Earned	Payout %
Revenue*	40%	$563	$663	$762	$656	96%	38%
Non-GAAP Operating Income from Continuing Operations**	40%	$51	$86	$117	$99	139%	56%
Annual Synergy***	20%	$12	$17	$22	$ >22	200%	40%

					Overall Achievement		134%

*	Revenue targets based on total company operations for first half of 2020.
**

Non-GAAP Operating Income from Continuing Operations must be met to trigger pool funding for the Revenue and non-GAAP Operating Income components. Under the 2020 STI Plan, Non-GAAP Operating Income from Continuing Operations excludes non- cash related charges and non-recurring items.

***	Synergies based on approved synergy plan and measurement is based on amounts realized on an annual basis.

Note:  Achievement percentages between the threshold and target and between the target and stretch levels are linearly interpolated.

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Based on the corporate achievement of 134% in the first half of 2020, Mr. Wasserman and the NEOs achieved the following payouts for the first half of 2020:

	Financial
	(Actual at 134% of Target)
Name	Target	Actual
Yuval Wasserman*	$400,000	$536,000
Paul Oldham	161,000	215,740
Neil Brinker**	195,975	—
Thomas McGimpsey	114,600	153,564
Dana Huth	120,900	162,006

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020 and was not eligible for the 2020 STI payout.

Second Half of 2020 (Values in $M, except as noted)

2020 Second (SH) STI Plan
		Performance Goals			Actual Performance

		Threshold	Target	Stretch		%
		(50%	(100%	(200%	Dollar	Incentive	Weighted
Financial Performance Metric	Weight	Payout)	Payout)	Payout)	Value	Earned	Payout %
Revenue*	40%	$570	$670	$771	$760	189%	76%
Non-GAAP Operating Income from Continuing Operations**	40%	$61	$97	$128	$145	200%	80%
Annual Synergy***	20%	$12	$17	$22	$ >22	200%	40%

					Overall Achievement		196%

*	Revenue targets based on total company operations for second half of 2020.
**

Non-GAAP Operating Income from Continuing Operations must be met to trigger pool funding for the Revenue and non-GAAP Operating Income components. Under the 2020 STI Plan, non-GAAP Operating Income from Continuing Operations excludes non- cash related charges and non-recurring items.

***	Synergies based on approved synergy plan and measurement is based on amounts realized on an annual basis.

Note:  Achievement percentages between the threshold and target and between the target and stretch levels are linearly interpolated.

Based on the performance in the second half of 2020, the bonus pool was funded at 196%. Based on the corporate achievement of 196% in the second half of 2020 as noted above, Mr. Wasserman and the NEOs achieved the following payouts for the second half of 2020:

	Financial
	(Actual at 196% of Target)
Name	Target	Actual
Yuval Wasserman*	$400,000	$784,000
Paul Oldham	161,000	315,560
Neil Brinker**	195,975	—
Thomas McGimpsey	114,600	224,616
Dana Huth	120,900	236,964

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020 and was not eligible for the 2020 STI payout.

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Changes for the 2021 STI Plan

The Compensation Committee, in consultation with its independent compensation consultant Semler Brossy, replaced the Annual Synergy metric with an Adjusted Cash Flow metric for fiscal 2021. Revenue and Non- GAAP Operating Income from Continuing Operations continue to be weighted at 40% each, with Adjusted Cash Flow comprising the remaining 20% of the targeted value.

2020 Long-Term Equity Incentive Compensation

During 2020 each of our named executive officers also participated in the 2020 LTI Plan, pursuant to which we granted equity awards under the Company’s 2017 Omnibus Incentive Plan as amended. For 2020 the Compensation Committee determined the following 2020 target dollar value for equity awards granted to each of our named executive officers:

Name	2020 LTI Plan Target Grant Date Fair Value
Yuval Wasserman*	$3,400,000
Paul Oldham	$1,000,000
Neil Brinker**	$1,347,671
Thomas McGimpsey	$750,000
Dana Huth	$700,000

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020 and forfeited all LTI awards granted during 2020.

LTI Plan targets are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. In consultation with Semler Brossy, the Compensation Committee reviewed the LTI Plan targets of the Company’s executive officers compared to the peer group and general market data to determine an LTI Plan target award value. The Committee determined that each of the named executive officers listed above would receive (a) 50% of the LTI Plan award value in the form of time-based restricted stock units and (b) 50% of the LTI Plan award value in the form of performance stock units. We determined the number of restricted stock units and performance stock units to be granted to each named executive officer by dividing each named executive officer’s target grant date value indicated above by the 30-day trailing average of the closing price of the Company’s common stock leading up to the grant date. The grant date was March 3, 2020 for the named executive officers. Further details regarding the number of restricted stock units and performance stock units that we granted to each of the named executive officers under the 2020 LTI Plan can be found in the “Grants of Plan Based Awards” table below.

The grants of restricted stock units in 2020 vest ratably over a three-year period with 1/3 vesting on each anniversary of the grant date.

The performance stock units will vest based on the achievement of revenue and non-GAAP earnings per share (“Non-GAAP EPS”) from continuing operations over a three-year performance period (2020-2022). All or a portion of such performance stock units can vest in any quarter during such three-year performance period if any of the performance goals are independently met over a trailing four quarter period (with the first measurement occurring at the end of the fourth quarter of 2020), contingent upon non-GAAP EPS achievement for the revenue measure. The Compensation Committee believes this early earning opportunity aligns incentives with the business strategy of accelerating growth of the organization. Three-year targets are based on aspirational goals and represent growth rates well above the underlying markets in which we operate. Some or all of the awards may be earned prior to the end of the three-year performance period if growth rates exceed these difficult targets. Since awards are granted annually, there is an “overlapping” effect mitigating the risk of actions to accelerate the earning of any specific year’s award. A threshold level of non- GAAP EPS (indicated in the table below) must be met for any performance stock units to vest, including the performance stock units that would otherwise vest based on the achievement revenue goals. The

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performance goals for the 2020 LTI performance stock units were as follows and include Artesyn financial contribution to the overall achievement:

2020 LTI Performance Stock Unit Performance Goals
		Threshold		Target		Stretch
		(50%		(100%		(200%
Financial Performance Metric	Weight	payout)		payout)		payout)
Revenue	50%	$1.30	B	$1.53	B	$1.7B
Non-GAAP EPS	50%	$4.00		$6.33		$7.00

At the end of the three-year performance period, we will interpolate performance between threshold and target and target and stretch for the last trailing four quarter period in the three-year performance period and vest any remaining performance stock units accordingly.

Over the four-quarter period beginning on January 1, 2020 and ending on December 31, 2020, the Company achieved Revenue of $1.4B and $5.23 non-GAAP EPS from continuing operations. The chart set forth below shows the 2020 LTI restricted stock units granted in 2020 (which vest in three equal installments on each of the first three anniversaries of the grant date, which was March 3, 2020) and the 2020 LTI performance units awarded and earned as a result of the performance for the year.

		2020 LTI Restricted	2020 LTI Performance		2020 LTI Performance
	2020 LTI Restricted	Stock Units Earned	Stock Units Granted		Stock Units Earned
	Stock Units Granted	During 2020	During 2020		During 2020
Name	(#)	(#)	(at Target) (#)		(#)
Yuval Wasserman*	24,587	8,195	24,587	(1)	12,294
Paul Oldham	7,231	2,410	7,231	(1)	3,616
Neil Brinker**	9,745 (2)	—	9,745	(1) (2)	—
Thomas McGimpsey	5,423	1,807	5,423	(1)	2,712
Dana Huth	5,062	1,687	5,062	(1)	2,531

(1)	Granted at 200% of this amount should stretch targets be met.
(2)	Mr. Brinker received 7,954 Restricted Stock Units and 7,954 Performance Stock Units on March 3, 2020. Mr. Brinker also received 1,791 Restricted Stock Units and 1,791 Performance Stock Units on May 20, 2020, to coincide with his promotion.

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020 and forfeited all awards granted during 2020.

2019 Long-Term Incentive Plan Performance Stock Units

In 2019, we awarded each of our named executive officers performance stock units under our 2019 LTI Plan that vest based on our achievement of performance metrics over a three-year performance period (2019-2021). Like the performance stock units that we granted in 2020, all or a portion of the 2019 LTI performance stock units can vest in any quarter during the three-year performance period if any of the performance goals are independently met over a trailing four quarter period. The performance goals for the 2019 LTI performance stock units were as follows:

2019 LTI Performance Stock Unit Performance Goals
		Threshold		Target		Stretch
Financial Performance Metric	Weight	(50% payout)		(100% payout)		(200% payout)
Revenue	50%	$950	M	$1.19	B	$1.31B
Non-GAAP EPS	50%	$6.50		$7.00		$7.50

Under the 2019 LTI Plan, the non-GAAP EPS thresholds required to trigger vesting were not met and no 2019 LTI performance units were earned.

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The chart set forth below shows the 2019 LTI restricted stock units awarded in 2019 and vested in 2020 and the 2019 LTI performance units granted (subject to performance) and earned as a result of the performance for the year.

		2019 LTI Restricted	2019 LTI Performance		2019 LTI Performance
	2019 LTI Restricted	Stock Units Earned	Stock Units Granted		Stock Units Earned
	Stock Units Granted	During 2020	During 2019		During 2020
Name	(#)	(#)	(at Target) (#)		(#)
Yuval Wasserman*	31,256	10,418	31,256	(1)	0
Paul Oldham	8,930	2,976	8,930	(1)	0
Neil Brinker**	9,922	3,307	9,922	(1)	—
Thomas McGimpsey	6,945	2,315	6,945	(1)	0
Dana Huth	2,722	907	2,722	(1)	0

(1)	Granted at 200% of this amount should stretch targets be met.

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020 and therefore was not eligible to receive any of the 2019 LTI awards during 2020.

2018 Long-Term Incentive Plan Performance Stock Units

In 2018, we awarded each of our named executive officers performance stock units under our 2018 LTI Plan that vest based on our achievement of performance metrics over a three-year performance period (2018-2020). Like the performance stock units that we granted in 2020, all or a portion of the 2018 LTI performance stock units can vest in any quarter during the three-year performance period if any of the performance goals are independently met over a trailing four quarter period. The performance goals for the 2018 LTI performance stock units were as follows:

2018 LTI Performance Stock Unit Performance Goals
		Threshold		Target		Stretch
Financial Performance Metric	Weight	(50% payout)		(100% payout)		(200% payout)
Revenue	50%	$900	M	$1.13	B	$1.25B
Non-GAAP EPS	50%	$5.50		$6.00		$6.50

Under the 2018 LTI Plan, the non-GAAP EPS thresholds required to trigger vesting were not met and no 2018 LTI performance units were earned.

The chart set forth below shows the 2018 LTI restricted stock units awarded for 2018 and vested in 2020 and the 2018 LTI performance units granted (subject to performance) and earned because of the performance for the year.

	2018 LTI Restricted	2018 LTI Restricted	2018 LTI Performance	2018 LTI Performance
Name	Stock Units Granted (#)	Stock Units Earned in 2020 (#)	Stock Units Granted During 2018 (at Target)(#)	Stock Units Earned During 2020 (#)
Yuval Wasserman*	20,669	6,890	20,669	(1)	0
Paul Oldham	4,260	1,420	4,260	(1)	0
Neil Brinker**	3,331	1,110	3,331	(1)	—
Thomas McGimpsey	4,822	1,608	4,822	(1)	0
Dana Huth***	n/a	n/a	n/a	(1)	—

(1)	Granted at 200% of this amount should stretch targets be met.

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company in November 2020 and was not eligible to receive any of the 2018 LTI awards during 2020.

***The 2018 grant preceded Mr. Huth’s employment date with the Company in September 2019.

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Additional information regarding the number of stock units that vested under our 2018, 2019, and 2020 LTI Plans for each named executive officer in 2020 can be found below in the “2020 Option Exercises and Stock Vested” table and information regarding the number of stock units that are unvested but remain outstanding for each named executive officer can be found below in the “2020 Outstanding Awards at Fiscal Year End” table.

Changes for the 2021 Long-Term Incentive Plan

The Compensation Committee, in consultation with its independent compensation consultant Semler Brossy, re-designed the LTI Plan for 2021 (the “2021 LTI Plan”). The 2021 LTI Plan continues to have 50% of the target equity value granted through time-based restricted stock units that vest ratably over a three-year period. The remainder of the target equity value is granted in performance stock units, with 35% based on our relative total shareholder return (“rTSR”) performance compared to a benchmark performance of the S&P1000, consistent with the company’s strategy to diversify its markets as an industrial technology growth company, and 15% based on achievement of strategic goals. A portion of the strategic goals is tied to ESG metrics. The Compensation Committee believes that the metric changes more closely align management’s interests with stockholders and maintains a focus on achieving strategic objectives. With respect to the rTSR component, eligible participants have the opportunity to earn one-third of the performance stock units during each of the 12-month, 24-month and 36-month performance periods, respectively, based on our rTSR performance compared to an external comparator group of companies. Eligible participants also have the ability to earn the remaining one-third performance stock units if our rTSR ranking relative to the external comparator group of companies meets or exceeds the rTSR target percentile during the 36-month performance period. Any earned performance stock units are not eligible to vest until the end of the 36-month performance period. The multi-year structure reflects the cyclical nature of the markets that the Company operates in and encourages performance each year while the 36-month performance period reflects the long- term incentive structure of the plan. For further information on the 2021 LTI Plan, please see the Current Report on Form 8-K filed with the SEC on February 4, 2021.

Artesyn Performance-Based Integration Cash Incentive Program

On October 25, 2019, given the importance of executing the successful integration of the Artesyn acquisition to the company’s strategy and financial results, the Company approved a performance-based cash integration incentive program for select employees and members of management (including the named executive officers) that would reward participants should the Company achieve identified synergies, accretion targets and significant milestones related to factory and facility optimization, all with respect to the integration of Artesyn Embedded Technologies, Inc.’s Embedded Power business during the 2020 and 2021 performance period (the “Integration Incentive Program”). The Integration Incentive Program is in addition to other incentive programs and may have an accelerated pay-out if targets and milestones are achieved early. Under the Integration Incentive Program, an eligible participant can achieve between 0% and 150% of target with a threshold achievement of 50% of target based on achievement of specific financial and integration goals. The eligible named executive officers under the Integration Incentive Program and their target cash incentive opportunity at 100% of target (shown in parenthesis) are as follows: Yuval Wasserman, former President & Chief Executive Officer ($725,000), Paul Oldham, EVP & Chief Financial Officer ($725,000), Neil Brinker, former President & Chief Operating Officer ($725,000) and Thomas O. McGimpsey, EVP - Integration Manager ($600,000).

Based on the early achievement of the targets through four consecutive quarters that ended September 30, 2020, the Compensation Committee recommended, and the Board approved, payment of the cash integration incentive at the 100% target levels to the eligible named executive officers. Any amounts earned above the target will be paid at the conclusion of the 2021 performance period set forth in the Integration Incentive

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Program, with the intention to encourage achievement of stretch synergy goals and to encourage retention for leaders key to the integration.

Additionally, Mr. Huth received payment for the first 50% ($165,000) of his Artesyn Retention Bonus that was in effect from May 2019. The purpose of the Artesyn Retention Bonus agreement is to ensure that key executives remain engaged with the integration of Artesyn Embedded Technologies into the Company’s business operations. Mr. Huth will be eligible to receive the remaining 50% ($165,000) of his Artesyn Retention Bonus at the two-year anniversary of the Artesyn acquisition in September 2021.

Other Benefits

As U.S. employees, the executive officers were eligible to participate in health and welfare benefits, as offered to our U.S. workforce. These benefits are designed to attract and retain a skilled workforce in a competitive marketplace. These benefits also help ensure that the Company has a healthy and focused workforce through reliable and competitive health and other personal benefits. These benefits were considered in relation to the total compensation package but did not materially impact decisions regarding other elements of executive officer compensation.

All U.S. employees of the Company including the executive officers are eligible to participate in the Company’s 401(k) savings plan and are eligible to receive matching contributions from the Company of fifty percent (50%) of the first six percent (6%) of compensation contributed to the plan by the employee. All U.S. employees of the Company excluding the executive and senior leadership team through vice presidents are eligible to participate in the Company’s Employee Stock Purchase Plan (“ESPP”) which allows for employees to purchase shares of the Company’s common stock with funds withheld directly from their pay. The ESPP also provides participants with a right to purchase a limited number of shares of common stock of the Company at a purchase price equal to the lesser of eighty five percent (85%) of the fair market value of the stock on either the opening or closing date of an offering period under the plan.

Tax and Accounting Implications

When determining the compensation packages of our named executive officers, the Compensation Committee considers all factors that may have an impact on our financial performance, such as accounting rules and tax regulations, including Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to publicly traded corporations for compensation in excess of $1 million paid for any fiscal year to certain covered employees, generally including our named executive officers. The Compensation Committee believes that the tax deduction limitation should not compromise the Company’s ability to design and maintain executive compensation arrangements necessary to attract and retain strong executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Response to the 2020 Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC’s rulemakings thereunder, we offered our stockholders an advisory vote on executive compensation as set forth more fully in our 2020 proxy statement. As reported on the Current Report on Form 8-K filed with the SEC on June 5, 2020, over 32.8 million shares of our common stock voted in favor of the executive compensation paid to our named executive officers at our 2020 Annual Meeting, representing approximately 94% of the votes cast on the proposal. In light of this approval rate, our Compensation Committee believed that no significant changes to our compensation programs were required. We will continue to carefully consider our annual votes in making future compensation decisions. We value the feedback of all of our stockholders and encourage all of our stockholders to vote on Proposal No. 3 as contained in this proxy statement.

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Anti-Hedging Policy

The Company’s insider trading policy prohibits all employees, officers, directors and their family and controlled entities from engaging in any hedging transactions with respect to the Company’s common stock.

Stock Ownership Policy

We maintain a Stock Ownership Policy that is applicable to the Chief Executive Officer, the named executive officers reporting to the Chief Executive Officer and non-employee members of the Board of Directors. The Stock Ownership Policy provides that (a) the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least five (5) times his or her annual base salary (excluding any bonus, award or special compensation), (b) the named executive officers reporting to the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least three (3) times his or her annual base salary (excluding any bonus, award or special compensation), and (c) non-employee members of the Board of Directors shall own an amount of stock of the Company with a value equal to at least five (5) times the annual retainer for Board service (exclusive of any compensation for Committee service, meeting fees, leadership roles and the like), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the policy. The policy provides for a phase-in period over five years to achieve the respective ownership goal. The CEO, named executive officers and non-employee members of the Board either currently conform to the policy or are on track to fully comply within the required time period.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Board has reviewed and discussed with management the above Compensation Discussion and Analysis for fiscal year 2020. Based upon the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2020 Annual Meeting.

This report is submitted by the Compensation Committee.

Frederick A. Ball, Chair

Edward C. Grady,

Thomas M. Rohrs

Anne T. DelSanto

John A. Roush

Compensation Risk Assessment

In 2020, the Compensation Committee, with the assistance of Semler Brossy, reviewed the formal risk assessment for all our incentive compensation programs that have material impact on our financial statements. In conducting such review, the Compensation Committee considered key information about each incentive compensation plan within our compensation program, including the number of participants, target annual awards, performance metrics, and design features. As a result of such review, the Compensation Committee determined that none of our incentive plans presents a material adverse risk to the financial statements of the Company.

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Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Ball (Chair), Grady, Rohrs, Roush and Ms. DelSanto. There are no interlocking relationships as defined in the applicable SEC rules.

During 2020, no executive officer of Advanced Energy served as a member of the board of directors or compensation committee of another company that has any executive officers or directors serving on Advanced Energy’s Board of Directors or its Compensation Committee.

Change in Control and General Severance Agreements

The Company entered into certain executive change in control and general severance agreements (the “agreements”) in 2018 with Messrs. Wasserman, Oldham, Brinker and McGimpsey, and in 2021 with Mr. Kelley. The agreements provide each of the executive officers with severance payments and certain benefits in the event of a termination without cause (as defined in the agreements) at any time (known as the “General Severance Benefits”), or a termination without cause or for good reason (as defined in the agreements) following an actual, or during a pending, change in control (known as “CIC Benefits”). The Company provides CIC Benefits in order to keep management focused on the Company’s stated corporate objectives irrespective of whether the achievement of such objectives makes the Company attractive for acquisition, and to avoid the distraction and loss of key management that could occur in connection with a rumored or actual change in corporate control. The Company decided to also provide General Severance Benefits in these agreements after determining that such benefits were commonly provided by the Company’s peers. The Compensation Committee approved the terms and conditions of the agreements based on consideration of marketplace benchmark data and the Company’s retention objectives.

Under these agreements, if the executive’s employment is terminated without cause (and not in connection with a change in control), then the General Severance Benefits provided to the executive are: (a) all then accrued compensation, (b) a lump sum payment equal to one times (1x) (or in the case of the Chief Executive Officer, one and a half times (1.5x)) the executive’s then current annual base salary, (c) continuation of insurance and other benefits for twelve (12) months following the date of termination, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on behalf of executive, if the executive had continued to be employed for twelve (12) months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services.

Under these agreements, in the event of an executive’s termination without cause or for good reason within 12 months following an actual, or during a pending, change in control, the CIC Benefits provided to the executive are: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal one and a half times (1.5x) the executive’s then current annual base salary and target bonus for the year in which the termination is effected (or in the case of the Chief Executive Officer, two times (2x) the then current annual base salary and target bonus amount), (c) continuation of insurance and other benefits for 18 months following the date of termination, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on behalf of executive, if the executive had continued to be employed for twelve (12) months following the date of termination, (e) reimbursement, up to $15,000, for outplacement services, and (f) full vesting and right to exercise all stock options, equity grants and other equity awards (at maximum) then held by the executive so terminated.

The payment of the General Severance Benefits and CIC Benefits under these agreements are conditioned upon the executive’s execution of a release of claims against the Company.

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CEO Pay Ratio

As required by Securities and Exchange Commission rules we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. Wasserman, our former President and CEO. For the year ended December 31, 2020:

●	the median of the annual total compensation of all employees of our Company was reasonably estimated to be $6,459. The median identified is a non-employee agency worker located in Malaysia working as a Material Handler I - Agency.
●	the annual total compensation of Mr. Wasserman was $5,794,389.
●	based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees is estimated to be 897 to 1.

Excluding our CEO, we identified the median employee by examining the 2020 base salary for all individuals we employed on December 31, 2020, the last day of our payroll year. We included all our employees globally, whether full-time, part-time, or seasonal, including any interns, fixed-term, apprentice, or agency temporary employees, including the addition of 7,593 employees from the completed integration with Artesyn. We annualized the total actual base salary for any individual that works full-time but was hired after January 1, 2020. For any employee that we paid in currency other than U.S. Dollars, we then applied the applicable foreign currency exchange rate as of December 31, 2020 to convert such employee’s total compensation into U.S. Dollars.

Once we identified our median employee, we added together all of the elements of such employee’s compensation for 2020 in the same way that we calculate the annual total compensation of our named executive officers in the Summary Compensation Table. To calculate our ratio, we divided Mr. Wasserman’s annual total compensation as reported in the Summary Compensation Table by the median employee’s annual total compensation.

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Equity Compensation Plan Information

The Company currently maintains two equity compensation plans: The Company’s 2017 Omnibus Incentive Plan, as amended, and the Employee Stock Purchase Plan (“ESPP”). Both plans were approved by the Company’s stockholders. The following table sets forth the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2020 in each of the equity compensation plans.

	A		B	C
Number of
securities
remaining
available for
issuance under
equity
compensation
	Number of securities to		Weighted average	plans (excluding
	be issued upon exercise		exercise price of	securities
	of outstanding options,		outstanding options,	reflected in
	warrants and rights		warrants and rights	column (A)
Plan Category	(#)		($)	(#)
Equity Compensation plans approved by security holders	146,614	(1)	23.63	2,286,448	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	146,614		23.63	2,286,448

(1)	Includes 146,614 shares subject to stock options.
(2)	Includes 200,409 shares available for future issuance under the ESPP.

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Management

Executive officers of the Company are appointed by the Board and serve until their successors have been appointed and qualified or until their earlier resignation or removal by the Board. The following table sets forth names and ages of our current executive officers of the Company and their respective positions with the Company as of the date of this proxy.

Name	Age	Position	Principal Occupation and Business Experience

YUVAL WASSERMAN	66	Former President, Chief Executive Officer and Director

Mr. Wasserman served as President & Chief Executive Officer, and as a director of Advanced Energy from October 2014 until his retirement date of March 1, 2021. Mr. Wasserman joined us in August 2007 as Senior Vice President, Sales, Marketing and Service. In October 2007, Mr. Wasserman was promoted to Executive Vice President, Sales, Marketing and Service. In April 2009, he was promoted to Executive Vice President and Chief Operating Officer of the Company, and then in August 2011, he was promoted to President of the Thin Films Business Unit. Mr. Wasserman was on the Board of Directors of Syncroness, Inc., an outsourced engineering and product development company, from 2010 to 2017 when it was sold, and joined the Board of Directors of FARO Technologies, Inc., a publicly traded manufacturer of three-dimensional (3D) measurement, imaging and realization systems, in December 2017. Mr. Wasserman is a National Association of Corporate Directors (NACD) Governance Fellow. Mr. Wasserman has a BSc degree in chemical engineering from Ben Gurion University in Israel. Mr. Wasserman will remain an employee of the company as an executive advisor through March 31, 2022.

STEPHEN KELLEY	58	President, Chief Executive Officer and Director	A summary of Mr. Kelley’s business experience is included in Proposal No. 1. on page 13.

PAUL OLDHAM	57	Executive Vice President, Chief Financial Officer

Mr. Oldham joined the Company in May 2018 as its Executive Vice President & Chief Financial Officer. Previously Mr. Oldham served as the Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary of Electro Scientific Industries, Inc., a developer and manufacturer of laser-based production equipment (“ESI”), from February 17, 2016 until December 4, 2017, and as the Vice President of Administration, Chief Financial Officer and Corporate Secretary of ESI from January 7, 2008 until February 16, 2016. Prior to joining ESI, Mr. Oldham was employed at Tektronix, Inc., a test, measurement, and monitoring company, since 1988, where he held several senior leadership positions, including Vice President Finance and Corporate Controller, Vice President - Treasurer and Investor Relations and European Operations Controller. Mr. Oldham has a bachelor’s degree in Accounting and an MBA in accounting and finance from Brigham Young University.

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Name	Age	Position	Principal Occupation and Business Experience

NEIL BRINKER	45	Former President and Chief Operating Officer

Mr. Brinker joined the Company in June 2018 as its Executive Vice President & Chief Operating Officer. Mr. Brinker departed from the Company in November 2020. Previously, Mr. Brinker served as the Group President of the IDEX Corporation (“IDEX”), from July 2015, and was Platform President of IDEX’s Material Processing Technologies from May 2014 to July 2015 and General Manager of IDEX’s Fluid Management business from April 2012 to May 2014. Prior to IDEX, Mr. Brinker was a Director of Global Operations at Danaher Corporation (“Danaher”) from July 2009 to April 2012 and held several other operations management leadership positions at Danaher from February 2007 to July 2009. Prior to Danaher, Mr. Brinker held various management positions at General Motors Company from 2001 to 2007. Mr. Brinker holds a B.S.M.E. degree from Michigan State University, a Master of Engineering from the University of Michigan and an MBA from Eastern Michigan University.

THOMAS O. MCGIMPSEY	59	Executive Vice President of Corporate Development, Chief Administrative Officer & Corporate Secretary

Mr. McGimpsey joined the Company in April 2009 and currently serves as its Chief Administration Officer, Executive Vice President of Corporate Development & Corporate Secretary. Mr. McGimpsey was previously the Executive Vice President – General Counsel, Government Affairs & Corporate Secretary. Mr. McGimpsey was also the interim Chief Financial Officer from January to May in 2018, the Corporate Development (M&A) Officer from 2011 to 2015 and he managed the IT Department from 2010 to 2013, all while serving as General Counsel. Prior to joining the Company, Mr. McGimpsey was Vice President of Operations at First Data Corporation from February 2008 to April 2009. During 2007, Mr. McGimpsey was a consultant and legal advisor to various companies. Prior to that, Mr. McGimpsey was the Executive Vice President of Business Development & Chief Legal Officer for McDATA Corporation from July 2000 to January 2007 when the company was sold. From February 1998 until its sale in June 2000, Mr. McGimpsey held the position of Director and Senior Corporate Attorney at US WEST, Inc. From 1991 to 1998, Mr. McGimpsey was in private practice at national law firms. From 1984 to 1988, Mr. McGimpsey was a Senior Engineer for Software Technology, Inc. (a Harris company). Mr. McGimpsey has been on the Board of Directors of CPP, Inc., an international engineering services company, since August 2015 and has been a Commissioner on the Colorado Commission on Higher Education since July 2015. Mr. McGimpsey received his MBA (with distinction) from Colorado State University, his Juris Doctor degree from the University of Colorado and his B.S. degree in Computer Science from Embry- Riddle Aeronautical University. Mr. McGimpsey was a National Association of Corporate Directors (NACD) Board Leadership Fellow and is licensed to practice law in New York, Colorado, Florida and before the U.S. Supreme Court.

DANA HUTH	59	Executive Vice President and Chief Revenue Officer

Mr. Huth is Advanced Energy’s Executive Vice President & Chief Revenue Officer. Prior to the acquisition of Artesyn Embedded Power in September 2019, Mr. Huth served as President of Artesyn Embedded Power from May 2019. Before leading Embedded Power, Mr. Huth served as President of consumer business and global sales at Artesyn Embedded Technologies from January 2014 to May 2019, and as President of global sales, key accounts and distribution at Emerson Embedded Power from January 2008 to January 2014. At Motorola, Mr. Huth held senior management positions from February 2004 to January 2008, including Vice President of worldwide sales and market development, Vice President of global accounts, and Vice President of sales for the Asia Pacific region and Japan. Mr. Huth also spent more than 19 years with Avnet, Inc., one of the world’s largest value-added distributors and systems integrators of electronic components, computer products, and embedded technology. He held various positions which included Senior Vice President and leading Avnet’s global partnership with IBM.

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Summary Compensation

The following table shows compensation information for fiscal 2018, 2019, and 2020 for the named executive officers. We did not have any other named executive officers during fiscal 2020.

									Change in
									Pension Value
									and
									Nonqualified
							Non-Equity		Deferred
					Stock	Option	Incentive Plan		Compensation	All Other
		Salary	Bonus		Awards	Awards	Compensation		Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(4)	($)	($)(5)		($)	($)(6)	($)
Yuval Wasserman*	2020	800,000	—		2,931,784	—	2,045,000	(1)	—	17,605	5,794,389
Former President and	2019	721,000	—		3,246,873	—	635,000		—	10,552	4,613,425
Chief Executive Officer	2018	700,000	—		2,880,846	—	725,000		—	10,867	4,316,713
Paul Oldham	2020	460,000	—		862,254	—	1,256,300	(1)	—	11,906	2,590,460
Executive Vice President	2019	425,200	—		927,648	—	238,112		—	10,233	1,601,193
and Chief Financial Officer	2018	267,397	—		520,998	—	121,940		—	7,626	917,961
Neil Brinker**	2020	535,217	—		—	—	725,000	(1)	—	9,970	1,270,187
Former President and Chief	2019	437,750	—		1,030,749	—	245,140		—	10,313	1,723,952
Operating Officer	2018	229,384	150,000	(3)	855,867	—	104,423		—	965	1,340,639
Thomas McGimpsey	2020	382,000	—		646,668	—	978,180	(1)	—	11,906	2,018,754
Executive Vice President	2019	360,500	—		721,447	—	173,040		—	10,073	1,265,060
and Chief Administrative Officer	2018	350,000	—		672,090	—	136,500		—	10,352	1,168,942
Dana Huth	2020	390,000	—		603,593	—	563,970	(2)	—	61,754	1,619,317
Executive Vice President and
Chief Revenue Officer

(1)	The amounts shown for 2020 include amounts earned and paid during 2020 under the Company’s performance-based cash integration incentive program relating to the integration of Artesyn Embedded Technologies, Inc.’s Embedded Power business as described above under the heading “Artesyn Performance-Based Integration Cash Incentive Program.” The amounts paid to Messrs. Wasserman, Oldham, Brinker and McGimpsey were $725,000, $725,000, $725,000, and $600,000, respectively.
(2)	Includes a payment made to Mr. Huth for the first 50% of his Artesyn Retention Bonus intended to ensure that key executives remain engaged with the integration of Artesyn Embedded Technologies into the Company’s business operations.
(3)	In 2018, the Company paid a cash signing bonus to Mr. Brinker.
(4)	The value of the Stock Awards listed relate to the Long Term Incentive Plan and represents the full grant date value in accordance with FASB ASC Topic 718 of: (a) time-based restricted stock units with one-third vesting on each anniversary of the date of grant and (b) performance stock unit awards that may vest during a three-year period contingent on achievement of certain performance goals. The value of the 2020 performance stock units is shown in the table assuming the target performance goals were met. The 2020 maximum amount of total stock awards assuming 200% achievement for Messrs. Wasserman, Oldham, McGimpsey and Huth would be $4,397,690, $1,293,396, $970,017, and $905,389, respectively. The value of the 2019 performance stock units is shown in the table assuming the target performance goals were met. The 2019 maximum amount of total stock awards assuming 200% achievement for Messrs. Wasserman, Oldham, Brinker, and McGimpsey would be $4,870,310, $1,391,473, $1,546,098 and $1,008,222, respectively. The value of the 2018 performance stock units is shown in the table assuming the target performance goals were met. The 2018 maximum amount of total stock awards assuming 200% achievement for Messrs. Wasserman, Oldham, Brinker and McGimpsey would be $4,321,338, $781,436, $1,058,059, and $1,008,205, respectively. Mr. Brinker’s 2018 maximum amount total includes a new hire grant of time vested RSUs over a three-year period. The assumptions used to calculate the value of Stock Awards are set forth under Note 18 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10-K for fiscal year ended December 31, 2020 filed with the SEC on February 24, 2021.
(5)	For each named executive officer, the amount shown in this column for the STI plan represents the amount earned under the STI plan with respect to the year shown, though the amounts were actually paid in the subsequent fiscal year pursuant to the terms of the STI plan.
(6)	All other compensation for each named executive officer consists of a 401(k) employer matching contribution (in the amount of $8,550) and the cost of excess life insurance and disability insurance premiums that the Company paid on behalf of the named executive officer (in the amount of $9,055, $3,356, $1,420, $3,356, $3,453 for Messrs. Wasserman, Oldham, Brinker, McGimpsey and Huth, respectively. Additionally, Mr. Huth received a one-time payment of $43,751 as a legally required reimbursement for paid-

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time off that was accrued under his prior Artesyn paid leave time policy. Mr. Huth was moved to the Company’s paid leave policy in February 2021. In addition, Mr. Huth received an annual car allowance of $6,000.

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020.

2020 Grants of Plan-Based Awards

The following table shows all plan-based awards for each of the named executive officers during 2020. The unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at 2020 Year-End table on the following page.

									All Other
								All Other	Option
								Stock	Awards:
								Awards:	Number of	Exercise or
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			Number of	Securities	Base Price of	Grant Date
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares of	Underlying	Option	Fair Value of
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Options	Awards	Stock and
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)	($/share)	Option Awards ($)(4)
Yuval Wasserman*		400,000	800,000	1,600,000	12,294	24,588	49,175	24,588	-		2,931,784

Paul Oldham		161,000	322,000	644,000	3,616	7,232	14,463	7,232	-		862,254

Neil Brinker**		-	-	-	-	-	-	-	-	-	-

Thomas McGimpsey		114,600	229,200	458,400	2,712	5,424	10,847	5,424	-		646,668

Dana Huth		120,900	241,800	483,600	2,531	5,062	10,124	5,062	-		603,593

(1)Amounts shown are estimated payouts for 2020 under the Company’s STI plan. The target bonus amount equals a specified percentage of each named executive officer’s base salary as of December 31, 2020, as described in more detail above under “Components of Executive Compensation-2020 Short Term Incentive Plan Compensation.” The maximum amount shown is 2.0 times the target bonus amount for each of the named executive officers. Actual bonuses received by these named executive officers for 2020 are reported in the Summary Compensation table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)Reflects the performance stock units that vest upon the Company’s achievement of certain performance goals during the three-year period 2020-2022. These awards are described in more detail above under “Components of Executive Compensation-2020 Long-Term Equity Incentive Compensation.”
(3)Reflects restricted stock units that vest in 1/3 on each anniversary of the grant date. These awards are described in more detail above under “Components of Executive Compensation-2020 Long-Term Equity Incentive Compensation.”
(4)	The value of the restricted stock units and performance stock units are based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718.

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020.

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2020 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2020. Some of the following awards identified in the table below are also reported in the Grants of Plan-Based Awards Table above.

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive	Equity Incentive
			Plan Awards:						Plan Awards:	Plan Awards:
	Number of	Number of	Number of						Number of	Market or Payout
	Exercisable	Unexercisable	Securities			Number of		Market Value	Unearned	Value of
	Securities	Securities	Underlying			Shares or Units		of Shares or	Shares, Units or	Unearned Shares,
	Underlying	Underlying	Unexercised	Option		of Stock That		Units of Stock	Other Rights	Units or Other
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not		That Have Not	That Have Not	Rights That Have
	Options	Options	Options	Price	Expiration Date	Vested		Vested	Vested	Not Vested
Name	(#)	(#)	(#)	($)	(1)	(#)		($)	(#)(2)	($)(7)
Yuval Wasserman*	43,429	—	—	18.77	10/1/2024	52,313	(3)	$5,072,791	111,687	$10,830,288
	83,945	—	—	26.32	2/5/2025	—		—	—	—
										—

Paul Oldham	—	—	—	—	—	14,604	(4)	$1,416,149	32,323	$3,134,361
										—
										—

Neil Brinker**	—	—	—	—	—	—		—	—	—

Thomas McGimpsey	6,995	—	—	26.32	2/5/2025	11,660	(5)	$1,130,670	24,738	$2,398,843
										—
										—

Dana Huth	—	—	—	—	—	6,876	(6)	$666,765	15,569	$1,509,725
										—
										—

(1)All options expire 10 years following the date of grant and vest one-third per year on each of the first three anniversaries of the date of grant.
(2)Calculated based on the achieved performance for fiscal 2020. Performance stock units can vest in any quarter during their respective three-year performance period if any of the performance goals are independently met over a trailing four quarter period. These awards are described in more detail above under “Components of Executive Compensation."
(3)6,889 shares vest on February 2, 2021, 10,419 shares vest on February 22, 2021, 8,196 shares vest on March 3, 2021, 10,418 shares vest on February 22, 2022, 8,196 shares vest on March 3, 2022, and 8,195 shares vest on March 3, 2023.
(4)2,977 shares vest on February 22, 2021, 2,411 shares vest on March 3, 2021, 1,420 shares vest on May 2, 2021, 2,976 shares vest on February 22, 2022, 2,410 shares vest on March 3, 2022 and 2,410 shares vest on March 3, 2023.
(5)1,607 shares vest on February 2, 2021, 2,315 shares vest on February 22, 2021, 1,808 shares vest on March 3, 2021, 2,315 shares vest on February 22, 2022, 1,808 shares vest on March 3, 2022, and 1,807 shares vest on March 3, 2023.
(6)	1,688 shares vest on March 3, 2021, 907 shares vest on September 11, 2021, 1,687 shares vest on March 3, 2022, 907 shares vest on September 11, 2022 and 1,687 shares vest on March 31, 2023.
(7)	Equity Incentive Plan Awards value is based on achievement of stretch goals of 200% of target.

*Mr. Wasserman retired as President and CEO effective March 1, 2021, but continues to vest equity awards through March 31, 2022, pursuant to the terms of his Transition and Retirement Agreement dated February 8, 2021.

**Mr. Brinker left the Company on November 30, 2020.

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2020 Option Exercises and Stock Vested

The following table shows all stock awards vested and value realized upon vesting, by the named executive officers during 2020. No stock options were exercised by the named executive officers during 2020.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares		Value
	Acquired on	Realized	Acquired on		Realized
	Exercise	on Exercise	Vesting		on Vesting
Name	(#)	($)	(#)		($)(1)
Yuval Wasserman*	—	—	34,180	(2)	$2,234,389
Paul Oldham	—	—	4,397	(3)	262,864
Neil Brinker**	—	—	8,183	(4)	547,484
Thomas McGimpsey	—	—	8,138	(5)	532,033
Dana Huth	—	—	908	(6)	53,427

(1)The value realized equals the market value of the Company’s common stock on the release date, multiplied by the number of shares that vested.
(2)Of this number, 15,081 shares were withheld by the Company to cover tax withholding obligations.
(3)Of this number, 1,688 shares were withheld by the Company to cover tax withholding obligations.
(4)Of this number, 3,659 shares were withheld by the Company to cover tax withholding obligations.
(5)Of this number, 3,243 shares were withheld by the Company to cover tax withholding obligations.
(6)Of this number, 221 shares were withheld by the Company to cover tax withholding obligations.

*Mr. Wasserman retired as President and CEO effective March 1, 2021.

**Mr. Brinker left the Company on November 30, 2020.

Pension Benefits

Advanced Energy’s named executive officers do not participate in any defined-benefit pension plan. Advanced Energy does not maintain any plan for our named executives that provides for payment or other benefits at, following, or in connection with retirement other than the tax-qualified 401(k) plan, a defined contribution plan.

Non-Qualified Deferred Compensation

The Company does not maintain a non-qualified deferred compensation plan.

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Potential Payments upon Termination or Change in Control

The following table describes the potential payments and benefits Mr. Wasserman, Mr. Oldham, Mr. McGimpsey, and Mr. Huth would be entitled to under the Company’s compensation and benefit plans and arrangements assuming their employment terminated on December 31, 2020 due to a change in control, an involuntary termination entitling them to severance, a voluntary termination, death, and disability.

		Change in
		Control
		Termination
		w/o Cause		General Severance for
		or for		Termination w/out					Long-
		Good Reason		Cause or for Good		Voluntary			Term
Name	Benefits	(1)(2)(3)		Reason		Termination	Death		Disability
Yuval Wasserman*	Prorated target bonus	$800,000	(4)	$—		—	$1,000,000	(11)	$120,000	(12)
	Severance	1,600,000	(5)	1,200,000	(6)	—	—		—
	Target Bonus	1,600,000	(7)	—		—	—		—
	Outplacement Services	15,000	(8)	15,000	(8)	—	—		—
	Continuation of benefits	42,671	(9)	29,397	(10)	—	—		—

Paul Oldham	Prorated target bonus	322,000	(4)	—		—	920,000	(11)	120,000	(12)
	Severance	690,000	(5)	460,000	(6)	—	—		—
	Target Bonus	483,000	(7)	—		—	—		—
	Outplacement Services	15,000	(8)	15,000	(8)	—	—		—
	Continuation of benefits	49,997	(9)	34,281	(10)	—	—		—

Thomas McGimpsey	Prorated target bonus	229,200	(4)	—		—	764,000	(11)	120,000	(12)
	Severance	573,000	(5)	382,000	(6)	—	—		—
	Target Bonus	343,800	(7)	—		—	—		—
	Outplacement Services	15,000	(8)	15,000	(8)	—	—		—
	Continuation of benefits	64,957	(9)	44,254	(10)	—	—		—

Dana Huth	Prorated target bonus	—		—		—	780,000	(11)	120,000	(12)
	Severance	292,500	(13)	292,500	(13)	—	—		—
	Target Bonus	—		—		—	—		—
	Outplacement Services	15,000	(8)	15,000	(8)	—	—		—
	Continuation of benefits	32,524	(13)	32,524	(13)	—	—		—

(1)	Pursuant to the Company’s Executive Change in Control and General Severance Agreement, “Cause” means any of the following: (i) the Executive’s (A) conviction of a felony; (B) commission of any other material act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of the customers, vendors or suppliers of the Company or its affiliates; (C) misappropriation of material funds or assets of the Company for personal use; or (D) engagement in unlawful harassment or unlawful discrimination with respect to any employee of the Company or any of its subsidiaries;(ii) the Executive’s continued substantial and repeated neglect of his duties, after written notice thereof from Senior Management (or the Compensation Committee, if Executive is a member of Senior Management or a named executive officer of the Company), and such neglect has not been cured within 30 days after the Executive receives notice thereof from Senior Management (or the Compensation Committee, as applicable); (iii) the Executive’s gross negligence or willful misconduct in the performance of his duties hereunder that is materially and demonstrably injurious to the Company (either singly or on a consolidated basis); or (iv) the Executive’s engaging in conduct constituting a breach of his written obligations to the Company or any subsidiary in respect of confidentiality and/or the use or ownership of proprietary information.
(2)	Pursuant to the Company’s Executive Change in Control and General Severance Agreement, “Good Reason” means any of the following: (i) a material reduction in the Executive’s duties, level of responsibility or authority, other than a change in title only without the Executive’s express written consent; or (ii) a material reduction in the Executive’s Base Salary, without (A) the Executive’s express written consent or (B) an increase in the Executive’s benefits, perquisites and/or guaranteed bonus, which increase(s) have a value reasonably equivalent to the reduction in Base Salary; or (iii) a material reduction in the Executive’s Target Bonus, without (A) the Executive’s express written consent or (B) a corresponding increase in the Executive’s Base Salary; or (iv) the relocation of the Executive’s principal place of business to a location more than thirty-five (35) miles from the Executive’s principal place of business immediately prior to the Change in Control, without the Executive’s express written consent; or (v) the Company’s (or its successor’s) material breach of this Agreement.

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Notwithstanding the foregoing, the Executive will not be considered to have terminated for Good Reason unless (A) the Executive provides written notice to the Company of the circumstance(s) constituting the Good Reason event within 90 days following the initial existence of such event, (B) the Company fails to cure the Good Reason event within 30 days following its receipt of such notice, and (C) the Executive provides written notice to the Company of his Date of Termination.

(3)	As described above in the proxy statement under the heading “Change in Control and General Severance Agreements” in the Executive Compensation section and as described in the footnotes above, under the Executive Change in Control and General Severance Agreement, in the event of an executive’s termination without “Cause” or for “Good Reason” following an actual or during a pending change in control, all stock options, equity grants and other equity awards held by the executive so terminated become fully vested and exercisable. For further information regarding the executives’ long-term equity incentive compensation and awards (including options, grants and awards under the various long term incentive plans) please refer to the Executive Compensation section of the proxy statement. Such accelerated vesting of these stock options, equity grants and other equity awards could result in payouts to the executives in such circumstances.
(4)	Assumes December 31, 2020 termination date. Executive to receive a pro rata portion of target bonus.
(5)	CEO to receive a lump sum payment equal to two (2) times and each other NEO to receive a lump sum payment equal to one and a half (1.5) times his then current annual base salary.
(6)	CEO to receive a lump sum payment equal to one and a half (1.5) times and each other NEO to receive a lump sum payment equal to one (1.0) times his then current annual base salary.
(7)	CEO to receive a lump sum payment equal to two (2) times and each other NEO to receive a lump sum payment equal to one and a half (1.5) times his then current target bonus.
(8)	Executive may be reimbursed for up to $15,000 in outplacement services.
(9)	Executive to receive: (a) continuation of medical insurance for eighteen (18) months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf if he had continued to be employed for eighteen (18) months following the date of termination.
(10)	Executive to receive: (a) continuation of medical insurance for twelve (12) months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his behalf if he had continued to be employed for twelve (12) months following the date of termination.
(11)	Executive to receive the proceeds of any life insurance policy carried by the Company with respect to the Executive. In addition to the life insurance death benefit shown in the table above, there is an additional policy for accidental death and dismemberment with a maximum benefit of $1,000,000.
(12)	Executive to receive annual payments under any long-term disability insurance policy carried by the Company with respect to the Executive.
(13)	Executive not covered by Company’s Executive Change in Control and General Severance Agreement. Severance is calculated as twelve (12) months’ salary plus nine (9) months benefits continuation that the company would reasonably expect to pay as severance and for continuation of benefits.

*Mr. Wasserman retired as President and CEO effective March 1, 2021, but he is still eligible for certain change in control benefits through March 31, 2022 pursuant to the terms of his Transition and Retirement Agreement dated February 8, 2021.

Mr. Brinker departed on November 30, 2020 via a voluntary resignation, forfeiting all separation benefits. ____________________________________________________________

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that transactions with the Company involving related parties can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the policy of the Company to avoid related party transactions.

The Company’s policy in respect of related party transactions is evidenced in the charters and guidelines of the committees of the Board referenced in this proxy statement and Codes of Ethical Conduct. The types of transactions covered by the policy are (1) those transactions described under FASB ASC Topic 850 or required to be disclosed in the Company’s financial statements or periodic filings with the SEC, (2) any monetary engagement between a Board member and the Company or an officer and the Company and (3) business or personal relationships between Board members. Any related party transaction that does arise

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must be reviewed and approved by both the Nominating, Governance and Sustainability and Audit & Finance Committees. All of the members of these committees are independent directors. Such committees, in determining whether to approve the transaction, review the facts and circumstances in respect of the transaction for conflicts of interest, any anticipated effect on a Board member’s independent decision-making or judgment in respect to matters affecting the Company, any anticipated effect on a Board member’s ability to commit sufficient time and attention to the Board and other standards deemed appropriate by the committee members in light of the particular transaction being reviewed.

In addition, the Audit and Finance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to the Company’s Codes of Ethical Conduct. Under the Codes of Ethical Conduct, directors, officers and all other members of the workforce are expected to avoid any relationships, influence or activity that would cause or even appear to cause a conflict of interest.

Certain Relationships and Related Transactions

Members of our Board of Directors hold various executive positions and serve as directors at other companies, including companies that are our customers. During the year ended December 31, 2020, we had sales totaling approximately $437,603 and approximately $221,150 in related accounts receivable from such customers at December 31, 2020. No member of the Board of Directors had a direct or indirect material interest in the transactions.

All transactions with these companies have been made in the ordinary course of business on arms-length terms, and the members of our Board of Directors have not personally participated in these transactions on behalf of these companies or Advanced Energy.

CONDUCT AND COMMUNICATIONS

Codes of Conduct and Ethics

Advanced Energy has adopted Codes of Ethical Conduct that apply to the Board of Directors and employees. These Codes of Ethical Conduct are available on our website at www.advancedenergy.com. Any waivers of, or amendments to, our Codes of Ethical Conduct will be posted on our website.

Communications with Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member, or all members, of the Board of Directors electronically or by mail. Electronic communications should be addressed to boardmembers@aei.com. Mail may be sent to any director or the Board of Directors in care of Advanced Energy’s corporate office at 1595 Wynkoop St., Suite 800, Denver, CO 80202. All such communications will be forwarded to the full Board of Directors or to any individual director to whom the communication is addressed unless the communication is clearly of a marketing or inappropriate nature.

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PROPOSAL NO 4 – APPROVAL OF AN INCREASE IN THE TOTAL NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN FROM 1,000,000 TO 1,500,000.

What am I voting on and how should I vote?

You are being asked to approve the increase in the total number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan from 1,000,000 to 1,500,000 shares.

We believe that the availability of an Employee Stock Purchase Plan is an important program for employee incentive and retention.

The Board of Directors therefore recommends you vote “FOR” the increase in the total number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan from 1,000,000 to 1,500,000.

The Board of Directors is submitting for stockholder approval an amendment to the Employee Stock Purchase Plan. We currently are authorized to issue up to 1,000,000 shares of common stock under the ESPP. On the Record Date, 200,409 shares of common stock remained eligible for issuance under the ESPP. On February 1, 2021, the Board of Directors approved, subject to approval by the stockholders of Advanced Energy, an amendment to the ESPP to increase the number of shares of common stock authorized for issuance under the ESPP from 1,000,000 shares to 1,500,000 shares in the aggregate. The principal purpose of the ESPP is to provide a means by which employees of Advanced Energy may be given an opportunity to purchase stock in Advanced Energy. The ESPP is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code. The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the ESPP itself, which is included, as proposed to be amended, as Appendix B to this proxy statement.

On the Record Date, the closing price of Advanced Energy’s common stock on the Nasdaq Global Select Market was $96.33 per share. The shares of common stock available for issuance under the ESPP are previously authorized and unissued shares. The ESPP provides for appropriate adjustments in the number of shares subject to the ESPP in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares or other change in the corporate structure or capitalization affecting Advanced Energy’s shares. Shares reacquired or bought on the market are available for future issuance under the ESPP. The ESPP is administered by a committee composed of not fewer than two members of the Board of Directors, or the board itself. The administrator is solely responsible for the interpretation, implementation and application of the ESPP. The Board of Directors is authorized to suspend or terminate the ESPP or revise and amend it in any respect whatsoever, provided, however that without approval of Advanced Energy’s stockholders no revision or amendment shall change the number of shares available for issuance under the ESPP, or modify the ESPP in any way if such modification requires stockholder approval in order for the ESPP to obtain employee stock purchase plan treatment under section 423 of the Internal Revenue Code, or to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934.

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Eligibility

Eligibility Rights under the ESPP may be granted to employees below vice president level of Advanced Energy, provided that on the offering date, such employee has been in the employ of Advanced Energy for such continuous period preceding such grant as the administrator may require. In no event shall the required period of continuous employment be greater than two years. In addition, no employee shall be eligible to be granted rights under the ESPP, unless, on the offering date, such employee’s customary employment with Advanced Energy is for at least twenty hours per week and at least five months per year. No employee shall be eligible for the grant of any rights under the ESPP if, immediately after such rights are granted, such employee owns stock possessing five percent (5%) or greater of the combined voting power of all classes of stock of Advanced Energy. The ESPP provides that the administrator may grant or provide for the grant of rights to purchase common stock of Advanced Energy under the ESPP to eligible employees on a date or dates selected by the administrator. The administrator is authorized to determine the form, terms and conditions as the administrator deems appropriate, subject to the requirement under section 423(b)(5) of the Internal Revenue Code, stating that all employees granted rights to purchase stock under the ESPP shall have the same rights and privileges. The period during which an offering shall be effective cannot exceed 27 months beginning on the offering date. As of March 1, 2021, approximately 1,435 employees were eligible to participate in the ESPP.

Purchase Price

On each offering date, each eligible employee shall be granted the right to purchase up to the number of shares of Advanced Energy common stock purchasable with a percentage designated by the administrator not exceeding fifteen percent (15%) of such employee’s earnings and currently limited to a maximum of $10,000 per year. The administrator may also specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such offering. The purchase price of stock acquired pursuant to rights granted under the ESPP shall not be less than the lesser of (i) an amount equal to eighty five percent (85%) of the fair market value of the stock on the offering date; or (ii) an amount equal to eighty five percent (85%) of the fair market value of the stock on the purchase date.

Certain Federal Income Tax Consequences

The federal income tax consequences of the ESPP under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the ESPP and is intended for general information only. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality. For federal income tax purposes, a participant in the ESPP will not have taxable income upon the grant of a right or purchasing shares of stock under the terms of the ESPP. If the participant disposes of shares purchased under the ESPP within two years from the first day of the applicable offering period or within one year from the purchase date, known as a disqualifying disposition, the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price, and Advanced Energy will receive a similar deduction. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss if the participant’s holding period is greater than 365 days. If the participant disposes of shares purchased under the ESPP at least two years after the first day of the applicable offering period and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of fair market value of the shares on the date of disposition over the purchase price, or (ii) the fair market value of the shares on the first day of the applicable offering period multiplied by the discount percentage (if any) for stock purchases under the ESPP. The amount of any ordinary income will be added to the

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participant’s basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. Advanced Energy will not be entitled to a tax deduction for the amount of ordinary income realized by the participant. The foregoing summarizes the principal United States federal income tax consequences to Advanced Energy and to participants who are residents of the United States. The summary is based on the current provisions of the Tax Code and the regulations thereunder and on Advanced Energy’s understanding, in consultation with its legal counsel, of the current administrative practices of the Internal Revenue Service. Participants have been advised to obtain independent advice from their own tax advisors.

New Plan Benefits

The benefits that will be awarded or paid in connection with the ESPP are not currently determinable. Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the increase in shares under the ESPP is approved by the Company’s stockholders.

The Board of Directors recommends a vote “FOR” the increase in the total number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan from 1,000,000 to 1,500,000.

PROPOSALS OF STOCKHOLDERS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business on November 12, 2021. Proposals should be addressed to Thomas O. McGimpsey, Corporate Secretary, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Our Amended and Restated By-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8 but is instead sought to be presented directly at the 2022 Annual Meeting, must be received at our principal executive offices not earlier than the 90th day and not later than the close of business on the 60th day prior to the anniversary of the date of the Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to our Amended and Restated By-Laws must be received no earlier than January 29, 2022 and no later than the close of business on February 28, 2022; provided, however, that in the event that the 2022 Annual Meeting is called for a date that is not within 30 days before or after the date of the Annual Meeting, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 90th day prior to the date of the 2022 Annual Meeting and not later than the 60th day prior to the date of the 2022 Annual Meeting. In the alternative, if the first public announcement of the date of the 2022 Annual Meeting is less than 70 days prior to the date of such annual meeting, notice by stockholders must be delivered no later than the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made by the Company in order to be timely. Proposals should be addressed to Thomas O. McGimpsey, Corporate Secretary, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Stockholders are

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advised to review the Amended and Restated By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

FORM 10-K

The Report on Form 10-K is included in the 2020 Annual Report to stockholders accompanying this proxy statement. You can request an additional copy of the 2020 Annual Report on Form 10-K by mailing a request to the Corporate Secretary of Advanced Energy at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

GENERAL MEETING MATTERS

The board of directors of Advanced Energy is making this solicitation for proxies. By delivering the enclosed proxy card by any of the methods described on the card, you will appoint each of Stephen D. Kelley, Paul Oldham, and Thomas O. McGimpsey as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, “proxy holders” refers to Messrs. Kelley, Oldham and McGimpsey in their capacities as your agents and proxies.

Advanced Energy’s principal executive offices are located at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202. The telephone number is (970) 407-6626.

Record Date and Share Ownership

If you owned shares of Advanced Energy common stock in your name as of the close of business on March 8, 2021, you are entitled to vote on the proposals that are presented at the Annual Meeting. On that date, which is referred to as the “record date” for the meeting, 38,375,725 shares of Advanced Energy common stock were issued and outstanding and were held by approximately 283 stockholders of record, according to the records of American Stock Transfer & Trust Company, Advanced Energy’s transfer agent.

Voting Procedures

Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the Annual Meeting. Each stockholder entitled to vote at the Annual Meeting may cast his, her or its vote in person or by proxy. To vote in person, a stockholder should attend the Annual Meeting with a completed proxy or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, dial (866) 390-9955 using a touch-tone phone and follow the recorded instructions. To vote via the Internet, a stockholder must go to www.proxypush.com/aeis and complete an electronic proxy card.

The inspector of the election will determine whether or not a quorum is present at the Annual Meeting. A quorum will be present at the Annual Meeting if a majority of the shares of common stock entitled to vote at the Annual Meeting are represented at the Annual Meeting, either by proxy or by the person who owns the shares. In the event there are not sufficient shares present for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. Advanced Energy’s transfer agent will deliver a report to the inspector of election in advance of the Annual Meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the Annual Meeting.

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If a broker holds your shares, this proxy statement and the enclosed proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker concerning how to vote your shares. Under the rules for Nasdaq-listed companies, brokers cannot vote on certain matters without instructions from you. If you do not give your broker instructions or discretionary authority to vote your shares on such matters and your broker returns the proxy card without voting on a proposal, your shares will be recorded as “broker non-votes” with respect to the proposals on which the broker does not vote.

Broker non-votes and abstentions will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, the directors referenced in Proposal 1 will be elected by a plurality of the votes present and Proposals 2, 3 and 4 will be approved by a majority of the votes cast on such proposal. Broker non-votes and abstentions will have no effect on the outcome of Proposals 1, 2, 3 and 4. Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the Annual Meeting.

The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the Annual Meeting:

Proposal	Vote Required	Effect of Broker Non- Votes and Abstentions
Election of ten (10) directors	Plurality of votes present (by proxy or in person) - subject to the resignation policy described on Page 15	No effect

Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2021	Majority of the votes cast at the Annual Meeting (by proxy or in person)	No effect

Advisory approval of Advanced Energy’s compensation of its named executive officers	Majority of the votes cast at the Annual Meeting (by proxy or in person) - this is an advisory vote which is not binding on the Company	No effect

Approval of the increase of the total number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan from 1,000,000 to 1,500,000	Majority of the votes cast at the Annual Meeting (by proxy or in person)	No effect

If any other proposals are properly presented to the stockholders at the Annual Meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and the Amended and Restated By-laws of Advanced Energy, the number of votes required to approve a proposal is a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, excluding broker non-votes and abstentions. The proxy card provided herewith gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the Annual Meeting.

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Costs of Solicitation

Advanced Energy will bear the costs of soliciting proxies in connection with the Annual Meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy’s directors, officers and employees, without additional compensation. We may reimburse our transfer agent, American Stock Transfer & Trust Company, our proxy agent, Mediant Communications, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners. We do not currently intend to retain a professional solicitor to assist in the solicitation of proxies, however, we may later elect to do so.

Delivery and Revocability of Proxies

In addition to the ability of our record stockholders to vote in person at the Annual Meeting, you may vote your shares either by (i) marking the enclosed proxy card and mailing it in the enclosed postage prepaid envelope, (ii) voting online at www.proxypush.com/aeis, or (iii) voting by telephone at (866) 390-9955. If you mail your proxy, please allow sufficient time for it to be received in advance of the Annual Meeting.

If you deliver your proxy and change your mind before the Annual Meeting, you may revoke your proxy by delivering notice to Thomas O. McGimpsey, our Corporate Secretary at Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the Annual Meeting in person but, if you have delivered a proxy before the Annual Meeting, you must revoke it before the Annual Meeting begins. Attending the Annual Meeting will not automatically revoke your previously delivered proxy.

Delivery of Documents to Stockholders Sharing an Address

If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2020 Annual Report to stockholders, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2020 Annual Report to stockholders, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202; telephone number (970) 407-6626. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2020 Annual Report to stockholders and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.

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Representation at the Annual Meeting

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed or vote your shares by telephone or Internet as described on the proxy card. Instructions as to how to deliver your proxy are included in this proxy statement under the section entitled “Delivery and Revocability of Proxies” on page 62 and on the enclosed proxy card.

THE BOARD OF DIRECTORS

Dated March 10, 2021

Denver, Colorado

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APPENDIX A - Reconciliation of Non-GAAP Measures used in CD&A¹

Revenue
	2018	2019		2020
GAAP Revenue	$719	$789	*	$1,416

*Artesyn revenue of $220 was excluded in 2019 to arrive at adjusted revenue of $569 for variable compensation calculations.

Operating Income from Continuing Operations
	2018	2019		2020
GAAP Operating Income	$172	$54		$176
Add backs:
Stock Based Compensation	10	7		12
Impact of acquisitions, net of related one-time costs	2	2		16
Facility transition and relocation costs	2	5		7
Amortization of intangible assets	5	12		20
Restructuring charges	4	5		13
Non-GAAP Operating Income	$195	$85	(1)	$244

Net Income & EPS
	2018	2019	2020
Income from continuing operations, less noncontrolling interest, net of income taxes	$147	$56	$135
Add backs:
Amortization of intangible assets	5	12	20
Stock-based compensation	10	7	12
Acquisition-related costs	2	20	16
Facility transition and relocation costs	2	5	7
Restructuring charges	4	5	13
Nonrecurring tax (benefit) associated with inverter business	—	(14)	—
Unrealized foreign currency (gain) loss	—	—	8
Acquisition-related and other costs included in other income (expense), net	—	—	1
Tax cuts and Jobs Act impact	6	—	—
Tax effect of Non-GAAP adjustments	(4)	3	(11)
Non-GAAP income, net of income taxes	$172	$94	$201

Diluted earnings per share from continuing operations, as reported	$3.74	$1.47	$3.51
Add backs:
Per share impact of Non-GAAP adjustments, net of taxes	$0.63	$0.97	$1.72
Non-GAAP per share earnings	$4.37	$2.44	$5.23

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Operational Cash Flow
	2018	2019		2020
Net cash provided by operating activities from continuing operations	$151	$48		$202
Add backs to operating profit (Acquisitions, other income, taxes)	24	26		41
Non-GAAP adjustment	8	19		66
Depreciation	(8)	(10)		(28)
Other items excluded from operational cash	(5)	(4)		(7)
Adjustment to change in operating assets and liabilities	15	13		(56)
Operational Cash*	$185	$92	(1)	$218	**

*	For variable compensation programs operational cash is defined as Non-GAAP operating profit less changes in Net Working Capital (Changes in A/R; Inventory and A/P).
**	2020 is shown for reference but was excluded from the variable compensation calculations for the Company’s Short Term Incentive Program.
(1)	Non-GAAP Operating Income, Net Income and Operational Cash exclude Artesyn in 2019.

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APPENDIX B - Employee Stock Purchase Plan

ADVANCED ENERGY INDUSTRIES, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE.

(a)

The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Advanced Energy Industries, Inc. (the "Company"), and its Affiliates, as defined in subparagraph l(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b)

The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

(c)

The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d)

The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.  ADMINISTRATION.

(a)

The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c).  Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b)	The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (i)To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

    (ii)To designate from time-to-time which Affiliates of the Company shall be eligible to participate in the Plan; .

    (iii)To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

    (iv)To amend the Plan as provided in paragraph 13.

    (v)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

(c)

The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee").  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore

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possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.  SHARE SUBJECT TO THE PLAN.

(a)

Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million five hundred thousand (1,500,000) shares of the Company's common stock (the "Common Stock").  If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b)	The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.  GRANT OF RIGHTS; OFFERING.

(a)

The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee.  Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges.  The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan.  The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the memorandum documenting the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(b)

If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.  ELIGIBILITY.

(a)

Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company.  Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years.  In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

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(b)

The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering.  Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i)	the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

     (ii)the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

     (iii)the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c)

No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate.  For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d)

An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e)

Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.  RIGHTS; PURCHASE PRICE.

(a)

On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen (15%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.  The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s) ") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b)

In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering.  In addition, in connection with each Offering which contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be

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purchased by all eligible employees on any given Purchase Date under the Offering.  If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c)	The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

    (i)an amount equal to eighty-five percent (85%) of the fair market value of the stock on the    Offering Date; or

    (ii)an amount equal to eighty-five percent (85) of the fair market value of the stock on the Purchase Date.

7.  PARTICIPATION; WITHDRAWAL; TERMINATION.

(a)	An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), which shall include or exclude bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b)	At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c)	Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated

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payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d)

Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by beneficiary designation as provided in paragraph 14, and otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.  EXERCISE.

(a)	On each date specified therefor in the relevant Offering ("Purchase Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b)

No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan.  If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date.  If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and, in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.  COVENANTS OF THE COMPANY.

(a)	During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

(b)

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan.  If, after reasonable efforts, the Company is

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unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  RIGHTS AS A SHAREHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

(a)	If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

(b)

In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.  AMENDMENT OF THE PLAN.

(a)

The Board at any time, and from time to time, may amend the Plan.  However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

    (i)Increase the number of shares reserved for rights under the Plan;

    (ii)Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

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    (iii)Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(b)

Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.  DESIGNATION OF BENEFICIARY.

(a)

A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

(b)

Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  TERMINATION OR SUSPENSION OF THE PLAN.

(a)	The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares subject to the Plan's share reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)

Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.  EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon the adoption of enabling resolutions by the Company's Board of Directors (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board or the Committee, which date may be prior to the Effective Date.

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P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/AEIS • Cast your vote online • Have your Proxy Card ready. • Follow the simple instructions to record your vote.
PHONE Call 1-866-390-9955 • Use any touch-tone telephone, 24 hours a day, 7 days a week. • Have your Proxy Card ready. • Follow the simple recorded instructions.
MAIL • Mark, sign and date your Proxy Card. • Fold and return your Proxy Card Form in the postage-paid envelope provided.

CONTROL NUMBER
Advanced Energy Industries, Inc.
Annual Meeting of Stockholders	<— Please fold here — Do not separate —>
For Stockholders as of March 08, 2021

TIME:           Friday, April 30, 2021 09:00 AM, Mountain Daylight Time

PLACE:       1595 Wynkoop Street, Suite 800, Denver, CO 80202

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Stephen D. Kelley, Paul Oldham and Thomas O. McGimpsey, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Advanced Energy Industries, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED

IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

Advanced Energy Industries, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	X	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3, 4.

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1. Election of 10 Directors	FOR	WITHHOLD
To vote for all directors mark here:	☐

1.01 Grant H. Beard	☐	☐		FOR

1.02 Frederick A. Ball	☐	☐		FOR

1.03 Anne T. DelSanto	☐	☐		FOR

1.04 Tina M. Donikowski	☐	☐		FOR

1.05 Ronald C. Foster	☐	☐		FOR

1.06 Edward C. Grady	☐	☐		FOR

1.07 Stephen D. Kelley	☐	☐		FOR

1.08 Lanesha T. Minnix	☐	☐		FOR

1.09 Thomas M. Rohrs	☐	☐		FOR

1.10 John A. Roush	☐	☐		FOR

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2021.	☐	☐	☐	FOR

3. Advisory approval of Advanced Energy’s compensation of its named executive officers.	☐	☐	☐	FOR

4. Approval of an increase in the total number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan from 1,000,000 shares to 1,500,000 shares.	☐	☐	☐	FOR

☐  Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date	Signature (if held jointly) Date